                                                                EXHIBIT 10.16(a)

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                              AMENDED AND RESTATED
                         RECEIVABLES PURCHASE AGREEMENT

                            Dated as of June 12, 1995

                                      Among

                        THE BON-TON RECEIVABLES CORP. and
                    THE BON-TON RECEIVABLES PARTNERSHIP, L.P.
                                   as Sellers

                                       and

                     FALCON ASSET SECURITIZATION CORPORATION

                                       and

                    THE FINANCIAL INSTITUTIONS PARTY HERETO,
                                  as Investors

                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO,
                                    as Agent

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

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----
                                    ARTICLE I
                       AMOUNTS AND TERMS OF THE PURCHASES

Section 1.1.      Purchase Facility............................................1
Section 1.2.      Making Purchases.............................................2
Section 1.3.      Selection of Tranche Periods and Discount Rates..............2
Section 1.4.      Percentage Evidenced by Receivable Interests.................3
Section 1.5.      Dividing or Combining Receivable Interests...................4
Section 1.6.      Reinvestment Purchases.......................................4
Section 1.7.      Liquidation Settlement Procedures............................4
Section 1.8.      Deemed Collections...........................................5
Section 1.9.      Discount; Payments and Computations, Etc.....................5
Section 1.10.     Seller Interest..............................................6
Section 1.11.     Characterization.............................................6
Section 1.12.     Assumption by TBTR Partnership...............................7

                                   ARTICLE II
                               LIQUIDITY FACILITY

Section 2.1.      Transfer to Investors........................................7
Section 2.2.      Transfer Price Reduction Discount............................7
Section 2.3.      Payments to FALCON...........................................7
Section 2.4.      Limitation on Commitment to Purchase from FALCON.............8
Section 2.5.      Defaulting Investors.........................................8
Section 2.6.      Seller's Extinguishment......................................8

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

Section 3.1.      Representations and Warranties as to the Seller..............9
Section 3.2.      Representations and Warranties as to GP, Inc................13

                                   ARTICLE IV
                             CONDITIONS OF PURCHASES

Section 4.1.      Conditions Precedent to Effectiveness of this Agreement and
                  Initial Purchase............................................15
Section 4.2.      Conditions Precedent to All Purchases and Reinvestments.....15
Section 4.3.      Conditions Precedent to Initial Purchase Following the
                  Merger......................................................15

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                                    ARTICLE V
                                    COVENANTS

Section 5.1.      Affirmative Covenants of Seller.............................16
Section 5.2.      Negative Covenants of Seller................................20
Section 5.3.      Affirmative Covenants of GP, Inc............................22
Section 5.4.      Negative Covenants of GP, Inc...............................24
Section 5.5.      Covenants of TBTR Partnership...............................25

                                   ARTICLE VI
                          ADMINISTRATION AND COLLECTION

Section 6.1.      Designation of Collection Agent.............................26
Section 6.2.      Duties of Collection Agent..................................26
Section 6.3.      Collection Notices..........................................27
Section 6.4.      Responsibilities of the Seller..............................28
Section 6.5.      Reports.....................................................28

                                   ARTICLE VII
                               TERMINATION EVENTS

Section 7.1.      Termination Events..........................................28
Section 7.2.      Payment Default on Other Indebtedness.......................30

                                  ARTICLE VIII
                                 INDEMNIFICATION

Section 8.1.      Indemnities by the Seller...................................30
Section 8.2.      Increased Cost and Reduced Return...........................32
Section 8.3.      Other Costs and Expenses....................................33
Section 8.4.      Allocations.................................................34

                                   ARTICLE IX
                                    THE AGENT

Section 9.1.      Authorization and Action....................................34
Section 9.2.      Delegation of Duties........................................34
Section 9.3.      Exculpatory Provisions......................................35
Section 9.4.      Reliance by Agent...........................................35
Section 9.5.      Non-Reliance on Agent and Other Purchasers..................35
Section 9.6.      Reimbursement and Indemnification...........................36
Section 9.7.      Agent in its Individual Capacity............................36
Section 9.8.      Successor Agent.............................................36

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                                    ARTICLE X
                           ASSIGNMENTS; PARTICIPATIONS

Section 10.1.  Assignments....................................................36
Section 10.2.  Participations.................................................37

                                   ARTICLE XI
                                  MISCELLANEOUS

Section 11.1.  Waivers and Amendments.........................................38
Section 11.2.  Notices........................................................39
Section 11.3.  Ratable Payments...............................................39
Section 11.4.  Protection of Ownership Interests of the Purchasers............39
Section 11.5.  Confidentiality................................................40
Section 11.6.  Bankruptcy Petition............................................41
Section 11.7.  Limitation of Liability........................................41
Section 11.8.  CHOICE OF LAW..................................................41
Section 11.9.  CONSENT TO JURISDICTION........................................41
Section 11.10. WAIVER OF JURY TRIAL...........................................42
Section 11.11. Integration; Survival of Terms.................................42
Section 11.12. Counterparts; Severability.....................................42
Section 11.13. First Chicago Roles............................................43
Section 11.14. Amendment and Restatement......................................43

                             AMENDED AND RESTATED
                        RECEIVABLES PURCHASE AGREEMENT

          This Amended and Restated Receivables Purchase Agreement dated as of June 12, 1995 is among The Bon-Ton Receivables Corp., a Delaware corporation ("TBTR Corp."), The Bon-Ton Receivables Partnership, L.P. a Pennsylvania limited partnership ("PITBTR Partnership"), the Investors, Falcon Asset Securitization Corporation ("FALCON") and The First National Bank of Chicago, as Agent. Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I hereto.

                             PRELIMINARY STATEMENTS

          A. This Agreement amends and restates that certain Receivables Purchase Agreements (the "Earlier Agreement") dated as of January 27, 1995 among TBTR Corp., the Investors, FALCON and the Agent. TBTR Corp. may merge with and into TBTR Partnership, at which time, by reason of such merger, TBTR Corp. would cease to have a separate legal existence.

          B. TBTR Partnership has agreed, upon giving effect to the Merger, to be the "Sellers" and "Collection Agent" hereunder, to assume all of the obligations and liabilities of TBTR Corp. as "Sellers" hereunder to the Investors, FALCON and the Agent, and to continue to perform all such obligations and liabilities in the place of TBTR Corp. and otherwise as Seller and Collection Agent in accordance with the terms of this Agreement.

          C. The Seller, whether TBTR Corp. or TBTR Partnership, desires to transfer and assign Receivable Interests to the Purchasers from time to time.

          D. FALCON may, in its absolute and sole discretion, purchase Receivables Interests from the Sellers from time to time.

          E. The Investors shall, at the request of the Seller, purchase Receivable Interests from time to time. In addition, the Investors have agreed to provide a liquidity facility to FALCON.

          F. The First National Bank of Chicago has been requested and is willing to act as Agent on behalf of FALCON and the Investors in accordance with the terms hereof.

                                   ARTICLE I
                       AMOUNTS AND TERMS OF THE PURCHASES

           Section 1.1.  Purchase Facility.
                         -----------------

          (a) Upon the terms and subject to the conditions hereof, the Seller may, at its option, sell and assign Receivable Interests to the Agent for the benefit of the Purchasers.

FALCON may, at its option, instruct the Agent to purchase on behalf of FALCON or, if FALCON shall decline to purchase, the Investors shall be deemed to have instructed the Agent to purchase on behalf of the Investors, Receivable Interests offered by the Seller for sale and assignment from time to time during the period from the date hereof to but not including the Facility Termination Date. Effective on the payment of the applicable Purchase Price in respect of each Incremental Purchase, the Seller assigns, transfers and conveys to the Agent for the benefit of the relevant Purchaser or Purchasers, and the Agent thereby acquires all of the Seller's right, title and interest in and to the Receivable Interests arising from such Incremental Purchase.

          (b) The Seller may, upon at least five days' notice to the Agent, terminate in whole or reduce in part ratably among the Investors the unused portion of the Purchase Limit; provided that each partial reduction of the Purchase Limit shall be in an amount not less than $5,000,000.

          Section 1.2.   Making Purchases.  The Seller shall provide the Agent
                         ----------------
with at least three Business Days' prior notice (a "Purchase Notice") of each Incremental Purchase. Each Purchase Notice shall, except as set forth below, be irrevocable and shall specify the requested Purchase Price (which shall not be less than $1,000,000) and date of purchase, together with the duration of the initial Tranche Period and the initial Discount Rate related thereto. Following receipt of a Purchase Notice, the Agent will determine whether FALCON agrees to make the purchase. If FALCON declines to make a proposed purchase, the Seller may cancel the Purchase Notice or the Incremental Purchase of the Receivable Interests will be made by the Investors. On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in
Article IV, FALCON or each Investor, as applicable, shall deposit to the Facility Account, in immediately available funds, no later than 12:00 noon (Chicago time), an amount equal to (i) in the case of FALCON, the aggregate Purchase Price of the Receivable Interests FALCON is then purchasing or (ii) in the case of an Investor, such . Investor's Pro Rata Share of the aggregate Purchase Price of the Receivable Interests the Investors are then purchasing.

           Section 1.3.  Selection of Tranche Periods and Discount Rates.
                         -----------------------------------------------

          (a) Each Receivable Interest shall at all times have an associated amount of Capital, a Discount Rate and Tranche Period applicable to it. Not less than $1,000,000 of Capital may be allocated to any single Receivable Interest with respect to which a LIBO Rate applies. The Seller shall request Discount Rates and Tranche Periods for the Receivable Interests of the Purchasers. The Seller may select the CP Rate, with the concurrence of the Agent, or the Base Rate for the Receivable Interests of FALCON and the LIBO Rate or the Base Rate for the Receivable Interests of the Investors. The Seller shall by 12:00 noon (Chicago time), (i) at least three Business Days prior to the expiration of any, then existing Tranche Period with respect to which the LIBO Rate is being requested as a new Discount Rate, (ii) at least two Business Days prior to the expiration of any then existing Tranche Period with respect to which the CP Rate is being requested as a new Discount Rate and (iii) at least one Business Day prior to the expiration of any Tranche Period with respect to which the Base Rate is being requested as a new Discount Rate, give the Agent irrevocable notice of the new Tranche Period and Discount Rate for the Receivable Interest associated with such expiring Tranche Period. If the Seller fails to request a new Discount Rate and/or a new Tranche Period for any Receivable Interest pursuant to the terms of this Section 1.3, the Discount Rate shall be the CP Rate or the Base Rate, int he Agent's sole discretion, and the applicable Tranche Period shall be a period of one day commencing on the last day of the then expiring Tranche Period for such Receivable Interest. Until the Seller gives notice to the Agent of another Discount Rate, the initial Discount Rate for any Receivable Interest transferred to the Investors pursuant to Section 2.1 shall be the Base Rate and the Tranche Period for such Receivable Interest shall be a period of five days commencing on the day that such Receivable Interest is transferred to such Investors.

          (b) If any Investor notifies the Agent that it has determined that funding its Pro Rata Share of the Receivable Interests of the Investors at a LIBO Rate would, by reason of any Regulatory Change after the date hereof, violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Receivable Interests at such LIBO Rate are not available or
(ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Receivable Interest at such LIBO Rate, then the Agent shall suspend the availability of such LIBO Rate and require the Seller to select a new Discount Rate for any Receivable Interest accruing Discount at such LIBO Rate.

          (c) Notwithstanding any other provision herein to the contrary, from and after the occurrence, and during the continuance, of a Default Pricing Event, until the Aggregate Unpaids have been indefeasibly paid in full, the Discount Rate applicable to all Receivable Interests shall be a rate per annum equal to the Base Rate plus 2%. "Default Pricing Event" shall mean (i) any
                                  ---------------------
Termination Event of the type described in Section 7.1 (a) (ii) (other than a Termination Event arising thereunder in respect of any payment due under Article
VIII) or Section 7.1(c), and (ii) any other Termination Event, provided that
                                                               --------
under this clause (ii) the Agent shall have declared (by written notice given to the Seller) the existence of such Termination Event and a period of five days shall have elapsed.

          Section 1.4.  Percentage Evidenced by Receivable Interests.
                        --------------------------------------------

          (a) Each Receivable Interest shall be initially computed on its date of purchase. Thereafter, until its Liquidation Day, each Receivable Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to its Liquidation Day. The variable percentage represented by any Receivable Interest as computed (or deemed recomputed) as of the close of business on the day immediately preceding its Liquidation Day shall remain constant at all times after such Liquidation Day.

          (b) If any Receivable Interest would otherwise be reduced or increased on any day on account of newly arising Collections or Receivables, the Agent may prevent that reduction by notifying the Collection Agent on such day that the Net Receivables Balance for such Receivable Interest will include only the number or portion of Receivables or Collections arising on such day as shall cause the percentage evidenced by such Receivable Interest to remain constant. The remainder of the Receivables, Collections or portion thereof arising on such day shall be treated as arising on the next succeeding Business Day.

          Section 1.5.   Dividing or Combining Receivable Interests.  The Seller
                         ------------------------------------------
or the Agent may, upon notice to and consent by the other received at least three Business Days prior to the end of a Tranche Period for any Receivable Interest, take any of the following actions with respect to such Receivable
Interest: (i) divide the Receivable Interest into two or more Receivable Interests having aggregate Capital equal to the Capital of such divided Receivable Interest, (ii) combine the Receivable Interest with another Receivable Interest with a Tranche Period ending on the same day, creating a new Receivable Interest having Capital equal to the Capital of the two Receivable Interests combined or (iii) combine the Receivable Interest with a Receivable Interest to be purchased on such day by such Purchaser, creating a new Receivable Interest having Capital equal to the Capital of the two Receivable Interests combined, provided that, a Receivable Interest of FALCON may not be
                    -------- ----
combined with a Receivable Interest of the Investors.

          Section 1.6.   Reinvestment Purchases.  At any time that any
                         ----------------------
Collection or Collections are received by the Collection Agent after the initial purchase of a Receivable Interest hereunder and on or prior to the Liquidation Day of such Receivable Interest, the Seller hereby requests and the Purchasers hereby agree to make, simultaneously with such receipt, a reinvestment (each a "Reinvestment") with that portion of each and every Collection received by the Collection Agent that is allocable to such Receivable Interest, such that after giving effect to such Reinvestment, the amount of the Capital of such Receivable Interest immediately after any such receipt and corresponding Reinvestment shall be equal to the amount of the Capital immediately prior to such receipt.

          Section 1.7.   Liquidation Settlement Procedures.  On the Liquidation
                         ---------------------------------
Day of a Receivable Interest and on each day thereafter, the Collection Agent shall set aside and hold in trust for the holder of such Receivable Interest, the percentage evidenced by such Receivable Interest of Collections received on such day. On the last day of each Tranche Period of a Receivable Interest after the occurrence of its Liquidation Day, the Collection Agent shall remit to the Agent's account the amounts set aside pursuant to the preceding sentence, together with any remaining amounts set aside pursuant to Section 1.8 prior to such day, but not to exceed the sum of (i) the accrued Discount for such Receivable Interest, (ii) the Capital of such Receivable Interest, and (iii) the aggregate of all other amounts then owed hereunder by Seller to the Purchasers. If there shall be insufficient funds on deposit for the Collection Agent to distribute funds in payment in full of the aforementioned amounts, the Collection Agent shall distribute funds first, to reimbursement of the Agent's costs of collection and enforcement of this Agreement, second, in reduction of the Capital of the Receivable Interests, third, in payment of all accrued Discount for the Receivable Interests and fourth, in payment of all other amounts payable to the Purchasers. Collections allocated to the Receivable Interests of the Investors shall be shared ratably by the Investors in accordance with their Pro Rata Shares. Collections applied to the payment of fees, expenses, Discount and all other amounts payable by the Seller to the

Agent and the Purchasers hereunder shall be allocated ratably among the Agent and the Purchasers in accordance with such amounts owing to each of them. Following the date on which the Aggregate Unpaids are reduced to zero, the Collection Agent shall pay to Seller any remaining Collections set aside and held by the Collection Agent pursuant to this Section 1.7.

          Section 1.8.   Deemed Collections.  If on any day the Outstanding
                         ------------------
Balance of, or Finance Charges in respect of, a Receivable is either (x) reduced as a result of any defective or rejected goods or services, any cash discount or any adjustment by the Seller, the Collection Agent (if then any Person designated by the Seller as Collection Agent) or the Originator (or, if other than the Originator, the originator of such Receivable), or (y) reduced or cancelled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction and whether such claim relates to the Seller, the Originator (or, if other than the Originator, the originator of such Receivable) or any Affiliate thereof), the Seller shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation. If on any day any of the representations or warranties in Article III are no longer true with respect to a Receivable, the Seller shall be deemed to have received on such day a Collection of such Receivable in full. If the Seller receives any Collections or if the Seller is deemed to have received Collections pursuant to this Section 1.8 or otherwise, the Seller shall within one Business Day pay such Collections or deemed Collections to the Collection Agent and, at all times prior to such payment, such Collections shall be held in trust by the Seller, for the exclusive benefit of the Purchasers and the Agent.

          Section 1.9.  Discount; Payments and Computations, Etc.
                        ----------------------------------------

          (a) Discount shall accrue for each Receivable Interest for each day occurring during the Tranche Period for such Receivable Interest. On the last day of each Tranche Period the Seller shall pay to the Agent an amount equal to the accrued and unpaid Discount for such Tranche Period.

          (b) Notwithstanding any limitation on recourse contained in this Agreement, the Seller shall pay to the Agent, for the account of the relevant Purchasers, such fees as set forth in the Fee Letter (which fees shall be sufficient, the Investors agree among themselves, to pay the "Investor Fees"), all amounts payable as Discount, all amounts payable pursuant to Article VIII, if any, all Collection Agent costs, if any, payable pursuant to Section 6.2, any and all issuing and paying agent fees and commissions of placement agents and commercial paper dealers in respect of Commercial Paper issued to fund any Receivable Interest of FALCON hereunder, and on demand therefor, any Early Collection Fee.

          (c) All amounts to be paid or deposited by any Person hereunder shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (Chicago time) on the day when due in immediately available funds; if such amounts are payable to a Purchaser they shall be paid to the Agent, for the account of such Purchaser, at One First National Plaza, Chicago, Illinois 60670 until otherwise notified by the Agent. Upon notice to the Seller, the

Agent may debit the Facility Account for all amounts due and payable hereunder. All computations of Discount and per annum fees hereunder and under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed (including the first but excluding the last day). All per annum fees shall be payable monthly in arrears on the first day of each month. If any amount hereunder shall be payable on day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

          Section 1.10.  Seller Interest.  The Seller shall ensure that the
                         ---------------
aggregate Receivable Interests of the Purchasers shall at no time exceed 100%. If on the Liquidation Day of a Receivable Interest, the aggregate Receivable Interests of the Purchasers exceeds 100%, the Seller shall immediately pay to the Agent an amount to be applied to reduce the Capital of the Receivable Interests, such that after giving effect to such payment the aggregate Receivable Interest equals or is less than 100%. Such amount shall be applied ratably to the reduction of the Capital of the Receivable Interests. Any amounts received by the Investors pursuant to the preceding sentence shall be applied ratably in accordance with their Pro Rata Shares. The Seller hereby grants to the Agent for the ratable benefit of the Purchasers a security interest in all of its interest in the Receivables, Related Security, Collections and proceeds thereof to secure payment of the Aggregate Unpaids, including its indemnity obligations under Article VIII and all other obligations owed hereunder to the Purchasers.

          Section 1.11. Characterization.
                        ----------------

          (a) It is the intention of the parties hereto that each purchase hereunder shall constitute an absolute and irrevocable sale, which purchase shall provide the applicable Purchaser with the full benefits of ownership of the applicable Receivables Interest. Except as specifically provided in this Agreement, each sale of a Receivables Interest hereunder is made without recourse to the Seller; provided, however, that (i) the Seller shall be liable
                        --------  -------
to each Purchaser and the Agent for all representations, warranties and covenants made by the Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser or the Agent or any assignee thereof of any obligation of the Seller or the Originator or any other person arising in connection with the Receivables, the Related Security, the related Contracts and the Accounts, or any other obligations of the Seller or the Originator.

          (b) If the conveyance by the Seller to the Purchasers of interests in Receivables hereunder shall be characterized as a secured loan and not a sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that the Seller shall have granted to the Agent for the ratable benefit of the Purchasers a duly perfected security interest in all of the Seller's right, title and interest in, to and under the Receivables, the Collections, each Collection Account, all Related Security, all payments on or with respect to such Receivables, all other rights relating to and payments made in respect of the Receivables, and all proceeds of any thereof prior to all other liens on and security interests therein. After a Termination Event, the Agent and the Purchasers shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative.

          Section 1.12.  Assumption by TBTR Partnership.  Effective immediately
                         ------------------------------
upon the occurrence of the Merger, and without any further notice or action of any type on the part of any Person, (i) TBTR Partnership assumes and accepts, and agrees to perform and observe all and singular, the covenants, agreements, terms and conditions, obligations, appointments, duties and liabilities of TBTR Corp. hereunder and under each of the other Transaction Documents, (ii) TBTR Partnership assumes and accepts any and all liability of TBTR Corp. accrued, occurring or otherwise existing under the Earlier Agreement, this Agreement or any of the other Transaction Documents prior to the occurrence of the Merger, whether relating to TBTR Corp. in its capacity as "Seller" or "Collection Agent" or otherwise existing, and (iii) TBTR Partnership shall then become and, subject to the terms and conditions of this Agreement, thereafter be and serve as the "Seller" and the "Collection Agent" for all purposes under this Agreement.

                                   ARTICLE II
                               LIQUIDITY FACILITY

          Section 2.1.   Transfer to Investors.  Each Investor hereby agrees,
                         ---------------------
subject to Section 2.4, that immediately upon written notice from FALCON delivered on or prior to the Liquidity Termination Date, it shall acquire by assignment from FALCON, without recourse or warranty, its Pro Rata Share of one or more of the Receivable Interests of FALCON as specified by FALCON. Each Investor shall promptly pay to the Agent at an account designated by the Agent, for the benefit of FALCON, its Acquisition Amount. Unless an Investor has notified the Agent that it does not intend to pay its Acquisition Amount, the Agent may assume that such payment has been made and may, but shall not be obligated to, make the amount of such payment available to FALCON in reliance upon such assumption. Effective upon the receipt by FALCON of the FALCON Transfer Price, FALCON thereupon sells and assigns to the Agent for the ratable benefit of the Investors, and the Agent thereby purchases and assumes from FALCON, the Receivable Interests of FALCON which are the subject of any transfer pursuant to this Article II.





             [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]

          Section 2.4.   Limitation on Commitment to Purchase from FALCON.
                         ------------------------------------------------
Notwithstanding anything to the contrary in this Agreement, no Investor shall have any obligation to purchase any Receivable Interest from FALCON, pursuant to
Section 2.1 or otherwise, if:

          (i) FALCON shall have voluntarily commenced any proceeding or filed any petition under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of FALCON or taken any corporate action for the purpose of effectuating any of the foregoing; or

          (ii) involuntary proceedings or an involuntary petition shall have been commenced or filed against FALCON by any Person under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of FALCON and such proceeding or petition shall have not been dismissed.

          Section 2.5.   Defaulting Investors.  If one or more Investors
                         --------------------
defaults in its obligation to pay its Acquisition Amount pursuant to Section 2.1 (each such Investor shall be called a "Defaulting Investor" and the aggregate amount of such defaulted obligations being herein called the "FALCON Transfer Price Deficit"), then upon notice from the Agent, each Investor other than the Defaulting Investors (a "Non-Defaulting Investor") shall promptly pay to the Agent, in immediately available funds, an amount equal to the lesser of (x) such Non-Defaulting Investor's proportionate share (based upon the relative Commitments of the Non-Defaulting Investors) of the FALCON Transfer Price Deficit and (y) the unused portion of such Non-Defaulting Investor's Commitment. A Defaulting Investor shall forthwith upon demand pay to the Agent for the account of the Non-Defaulting Investors all amounts paid by each Non-Defaulting Investor on behalf of such Defaulting Investor, together with interest thereon, for each day from the date a payment was made by a Non-Defaulting Investor until the date such Non-Defaulting Investor has been paid such amounts in full, at a rate per annum equal to the Federal Funds Effective Rate plus 2%. In addition, without prejudice to any other rights that FALCON may have under applicable law, each Defaulting Investor shall pay to FALCON forthwith upon demand, the difference between such Defaulting Investor's unpaid Acquisition Amount and the amount paid with respect thereto by the Non-Defaulting Investors, together with interest thereon, for each day from the date of the Agent's request for such Defaulting Investor's Acquisition Amount pursuant to Section 2.1 until the date the requisite amount is paid to FALCON in full, at a rate per annum equal to the Federal Funds Effective Rate plus 2%.

          Section 2.6.   Seller's Extinguishment.  The Seller shall have the
                         -----------------------
right, on five (5) Business Days' written notice to the Agent, at any time following the reduction of the Capital to a level that is less than five percent (5%) of the original Purchase Limit, to repurchase from the Purchasers all, and not part, of the then outstanding Receivable Interests. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such repurchase, payable in immediately available funds. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of or against any Purchaser or Agent.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

          Section 3.1.   Representations and Warranties as to the Seller.  Each
                         -----------------------------------------------
of the Seller and GP, Inc. hereby represents and warrants to the Purchasers that:

          (a)  Existence and Power.  TBTR Corp., at all times prior to the
               -------------------
Merger, is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. TBTR Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Each of TBTR Corp., at all times prior to the Merger, and TBTR Partnership has all corporate and partnership power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted.

          (b)  No Conflict.  The execution, delivery and performance by TBTR
               -----------
Corp. and TBTR Partnership of this Agreement and each other Transaction Document to which it is a party, and each Seller's use of the proceeds of purchases made hereunder, are within its corporate or partnership powers, have been duly authorized by all necessary corporate and partnership action, do not contravene or violate (i) its certificate of incorporation, by-laws, partnership agreement or certificate of limited partnership, as applicable, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of the Seller or its Subsidiaries (except created hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. This Agreement and each other Transaction Document to be executed and delivered by TBTR Corp. or TBTR Partnership hereunder has been duly executed and delivered by it.

          (c)  Governmental Authorization.  Other than the filing of the
               --------------------------
financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by TBTR Corp. or TBTR Partnership of this Agreement, any Collections Notice or any other Transaction Document to be delivered in connection herewith.

          (d)  Binding Effect.  This Agreement, each Collections Notice and each
               --------------
of the other Transaction Documents to which TBTR Corp. or TBTR Partnership is a party constitutes the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally.

          (e)  Accuracy of Information.  All information heretofore furnished by
               -----------------------
TBTR Corp. or TBTR Partnership to the Agent or the Purchasers for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by TBTR Corp. or TBTR Partnership to the Purchasers will be, true and accurate in every material respect, on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

          (f)  Use of Proceeds.  No proceeds of any Purchase will be used
               ---------------
(i) for a purpose which violates, or would be inconsistent with, Regulation G, T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

          (g)  Title to Receivables Purchased from the Originator.  Each
               --------------------------------------------------
Receivable transferred by the Originator has been purchased by the Seller from the Originator in accordance with the terms of the Transfer Agreement, and the Seller has thereby irrevocably obtained legal and equitable title to, and has the legal right to sell, such Receivable and the Related Security and such Receivable has been transferred to the Seller free and clear of any Adverse Claim. Without limiting the foregoing, there has been duly filed all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions (or any comparable law) to perfect the Seller's ownership interest in such Receivable.

          (h)  Good Title; Perfection.  Immediately prior to each purchase
               ----------------------
hereunder, the Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by this Agreement and the documents entered into in connection herewith. This Agreement is effective to, and shall, upon each purchase hereunder, transfer to the relevant Purchaser or Purchasers (and such Purchaser or Purchasers shall acquire from the Seller) a valid and perfected first priority undivided percentage ownership interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by this Agreement and the documents entered into in connection herewith.

          (i)  Places of Business.  The principal places of business and chief
               ------------------
executive office of each of TBTR Corp. and TBTR Partnership and the offices where such Person as the Seller keeps all its Records are located at the address(es) listed on Exhibit II or such other locations notified to the Agent in accordance with Section 5.2(a) in jurisdictions where all action required by
Section 5.2(a) has been taken and completed. The Federal Employer Identification Number for each of TBTR Corp. and TBTR Partnership is correctly set forth on Exhibit II.

          (j)  Collection Accounts.  With respect to Collections and the
               -------------------
Collection Accounts:

          (i) the Seller has caused the originator and the Collection Agent to instruct all Obligors to pay all Collections directly to a Lock-Box; provided that Obligors may elect to make payments at a store location of
     --------
     the originator;

          (ii) the Originator has agreed to cause each of its stores (A) to deposit all In-Store Collections with a local bank within one Business Day of its receipt thereof, and (B) on the same day as such deposit, to initiate a remittance to the Concentration Account (through the automated clearinghouse system or by wire transfer) of all such In-Store Collections; the originator has agreed to remit to the "Sub-Servicer" under the Transfer Agreement, on the date of receipt of any such In-Store Collections in the Concentration Account, all of such Collections; the Seller agrees to cause such Sub-Servicer thereupon to remit the same to the Collection Agent (or shall disburse the same in the manner and to such Persons as the Collection Agent shall otherwise direct in accordance with the terms and provisions of this Agreement); and the Collection Agent, if it receives any of the same, shall apply such Collections in accordance with Article VI and the other terms and provisions of this Agreement; provided, however, that neither the
                                             --------  -------
     Seller nor the Originator shall be in breach of its obligations under clause (A) above if an amount not to exceed 5% of the aggregate In-Store Collections during any month shall fail to be deposited within one Business Day of the receipt thereof so long as all such In-Store Collections are deposited within two Business Days of receipt;

          (iii) all Collections in the Lock-Boxes are deposited, on the same Business Day received, directly into a Lock-Box Account and the Seller shall thereupon make the same available to the Collection Agent for application in accordance with Article VI and the other terms and provisions of this Agreement;

          (iv) all Lock-Boxes, Lock-Box Accounts and Concentration Accounts as of the date hereof, together with the account numbers thereof and the names and addresses of all banks maintaining the same, are listed on Exhibit III and, with respect to each Collection Account established after the date hereof, the Seller has provided notice thereof to the Agent and otherwise complied with all requirements set forth in Section 5.2(b) with respect thereto;

          (v) a Collection Account Agreement in respect of each Collection Account, in the appropriate form, has been duly executed and delivered by the applicable Collection Bank, the Originator and the Seller, and such Collection Account Agreement remains in full force and effect.

The Seller has not granted any Person, other than the Agent as contemplated by this Agreement, dominion and control of any Collection Account, or the right to take dominion and control of any Collection Account at a future time or upon the occurrence of a future event.

          (k)    Material Adverse Effect.  Since September 30, 1994, no event
                 -----------------------
has occurred which would have a Material Adverse Effect.

          (1)   Names.  Neither TBTR Corp. nor TBTR Partnership has used any
                -----
trade names or assumed names other than (i) on, or at any time during the five year period prior to, the date of this Agreement, those listed on Exhibit II and
(ii) after the date of this Agreement any other name in respect of which the Seller shall have complied with Section 5.2(a).

          (m)  Actions, Suits.  There are no actions, suits or proceedings
               --------------
pending, or to the knowledge of TBTR Corp. or TBTR Partnership threatened, against or affecting TBTR Corp. or TBTR Partnership, the Originator or any Subsidiary of the Originator, or any of the foregoing's respective properties, in or before any court, arbitrator or other body, which are reasonably likely to
(i) adversely affect the collectibility of a material portion of the Receivables, (ii) materially adversely affect the financial condition of TBTR Corp., TBTR Partnership, the Originator or any Subsidiary of the Originator or
(iii) materially adversely affect the ability of TBTR Corp. or TBTR Partnership to perform its obligations under the Transaction Documents; neither TBTR Corp. nor TBTR Partnership, nor the Originator nor any Subsidiary of the Originator is in default with respect to any order of any court, arbitrator or governmental body.

          (n)  Credit and Collection Policies.  With respect to each Receivable,
               ------------------------------
the Collection Agent has complied in all material respects with the Credit and Collection Policy.

          (o)  Payments to Originator.  The Seller shall have given reasonably
               ----------------------
equivalent value to the Originator in consideration for each transfer to the Seller of Receivables and Related Security under the Transfer Agreement and each such transfer shall not have been made for or on account of an antecedent debt owed by the Originator to the Seller and no such transfer is or may be voidable under any Section of the Bankruptcy Reform Act of 1978 (11 U.S.C. (S)(S) 101 et
                                                                             --
seq.), as amended.
----

          (p)  Ownership of the Seller.  Prior to giving effect to the Merger,
               -----------------------
the Originator owns all of the issued and outstanding capital stock of TBTR Corp. The Originator owns all of the issued and outstanding capital stock of GP, Inc. Such capital stock in each such case is validly issued, fully paid and nonassessable and there are no options, warrants or other rights to acquire securities of TBTR Corp. or GP, Inc. GP, Inc. is the sole general partner in TBTR Partnership. The Originator is the sole limited partner in TBTR Partnership. There are no options, warrants or other rights to acquire any partnership interests in TBTR Partnership. GP, Inc. and the Originator each holds its partnership interest in TBTR Partnership free and clear of any Adverse Claim.

          (q)  Not an Investment Company.  Neither TBTR Corp. nor TBTR
               -------------------------
Partnership is an "investment company" within the meaning of the Investment Company Act of 1940, as amended from time to time, or any successor statute.

          (r)  Merger.  From and after the effective date for the Merger
               ------
specified in the Notice of Merger issued by TBTR Partnership pursuant to Section 4.3, the following statements shall be true and accurate:

          (i) TBTR Corp. has merged with and into TBTR Partnership in compliance with all applicable law. The Merger, and the taking of all action necessary to consummate the Merger, were within the partnership powers of TBTR Partnership and the corporate powers of TBTR Corp. at the time of the Merger, have been duly authorized by all necessary partnership and corporate action, did not and do not contravene or violate (A) TBTR Corp's certificate or articles of incorporation or by-laws or TBTR Partnership's certificate of limited partnership or partnership agreement,
     (B) any law, rule or regulation applicable to TBTR Corp. or TBTR Partnership, (C) any restrictions under any agreement, contract or instrument to which either TBTR Partnership or TBTR Corp. is a party or by which it or any of its property is bound, or (D) any order, writ, judgment, award, injunction or decree binding on or affecting TBTR Partnership or TBTR Corp. or any of their respective properties, and do not result in the creation or imposition of any Adverse Claim on assets of TBTR Partnership or TBTR Corp. (except as may be created hereunder). The Merger does not require compliance with any bulk sales act or similar law.

          (ii) All corporate, partnership and other action necessary to effect the Merger has been taken, and no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the consummation of the Merger, other than such filings as have already been made.

          (iii) TBTR Partnership is successor by merger to all right, title and interest in and to all assets, properties, and interests in property of TBTR Corp., and the Seller has assumed all obligations and liabilities of TBTR Corp. of every kind and nature, including, without limitation, all of the obligations and liabilities of TBTR Corp. to the Investors, FALCON and the Agent under this Agreement. TBTR Corp. has, by reason of the Merger, ceased to have a separate legal existence.

          Section 3.2.  Representations and Warranties as to GP, Inc.  GP, Inc.
                        --------------------------------------------
hereby represents and warrants to the Purchasers that:

          (a)   Corporate Existence and Power.  GP, Inc. is a corporation duly
                -----------------------------
organized, validly existing and in good standing under the laws of its state of incorporation, and has all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted.

          (b)   No Conflict. The execution, delivery and performance GP, Inc. of
                -----------
this Agreement and each other Transaction Document, in each case for itself and on behalf of the Seller, are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement and each other Transaction Document to be executed and delivered by GP, Inc., on its own behalf and on behalf of the Seller, has been duly executed and delivered by GP, Inc.

          (c)  Governmental Authorization.  No authorization or approval or
               --------------------------
other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by GP, Inc. of this Agreement or any other Transaction Document to be delivered by it, whether on its own behalf or on behalf of the Seller, in connection herewith.

          (d)  Binding Effect.  This Agreement and each of the other Transaction
               --------------
Documents to which GP, Inc., for itself or on behalf of the Seller, is a party constitutes the legal, valid and binding obligation of GP, Inc., enforceable against GP, Inc. in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors, rights generally.

          (e)  Accuracy of Information.  All information heretofore furnished by
               -----------------------
GP, Inc. to the Agent or the Purchasers for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by GP, Inc. to the Purchasers will be, true and accurate in every material respect, on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

          (f)  Places of Business.  The principal place of business and chief
               ------------------
executive office of GP, Inc. are located at the address listed on Exhibit II. GP, Inc.'s Federal Employer Identification Number is correctly set forth on
Exhibit II.

          (g)  Names.  GP, Inc. has not at any time used any corporate name,
               -----
trade name or assumed name other than "BTRGP, Inc."

          (h)  Actions, Suits.  There are no actions, suits or proceedings
               --------------
pending, or to the knowledge of GP, Inc., threatened, against or affecting GP, Inc. or any of its properties, in or before any court, arbitrator or other body, which are reasonably likely to materially adversely affect the financial condition of GP, Inc. or the ability of GP, Inc. or the Seller to perform its obligations under the Transaction Documents; GP, Inc. is not in default with respect to any order of any court, arbitrator or governmental body.

          (i)  Not an Investment Company.  GP, Inc. is not an "investment
               -------------------------
company" within the meaning of the Investment Company Act of 1940, as amended from time to time, or any successor statute.

                                   ARTICLE IV
                            CONDITIONS OF PURCHASES

          Section 4.1.   Conditions Precedent to Effectiveness of this Agreement
                         -------------------------------------------------------
and Initial Purchase.  The effectiveness of this Agreement and the initial
--------------------
purchase of a Receivable Interest under this Agreement is subject to the condition precedent that the Agent shall have received counterparts of this Agreement duly executed by each of the parties hereto.

          Section 4.2.   Conditions Precedent to All Purchases and
                         -----------------------------------------
Reinvestments. Each purchase of a Receivable Interest (other than pursuant to Section 2.1) and each Reinvestment shall be subject to the further conditions precedent that (a) in the case of each such purchase, the Collection Agent shall have delivered to the Agent on or prior to the date of such purchase, in form and substance satisfactory to the Agent, all Monthly Reports as and when due under, Section 6.5; (b) on the date of each such purchase or Reinvestment, the following statements shall be true both before and after giving effect to such purchase or Reinvestment (and acceptance of the proceeds of such purchase or Reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

          (i) the representations and warranties set forth in Article III are correct in all material respects on and as of the date of such purchase or Reinvestment as though made on and as of such date;

          (ii) no event has occurred and is continuing, or would result from such purchase or Reinvestment, that will constitute a Termination Event, and no event has occurred and is continuing, or would result from such purchase or Reinvestment, that would constitute a Potential Termination Event; and

          (iii) the Liquidity Termination Date shall not have occurred, the aggregate Capital of all Receivable Interests does not exceed the Purchase Limit and the aggregate Receivable Interests does not exceed 100%;

and (c) the Agent shall have received such other approvals, opinions or documents as it shall have reasonably requested prior to the date of such purchase and which relate to assurances sought by the Agent or any Investor in light of the occurrence of any Regulatory Change or the occurrence of any other event or condition the effect of which is to increase the risk in any material respect that any of the foregoing conditions shall not have been satisfied at the time of such purchase.

          Section 4.3.   Conditions Precedent to Initial Purchase Following the
                         ------------------------------------------------------
Merger. The consent of the Purchasers and the Agent to the Merger, and the
------
initial Incremental Purchase or Reinvestment to occur following the Merger, is subject to the additional conditions precedent that (a) the Agent shall have received prior written notice (the "Notice of Merger") from TBTR Partnership advising of the effective date of the Merger and accompanied by a certified copy of the articles of merger to be filed on such effective date, (b) the Agent shall have received each of the documents listed on Schedule A hereto, duly executed and delivered by the respective parties thereto, and dated such effective date, and (c) on such effective date, after giving effect to the Merger, the statements set forth in
Section 3.1(r) shall be true and correct. The issuance by TBTR Partnership of the Notice of Merger shall be deemed a representation and warranty by TBTR Partnership that each of the statements set forth in Section 3.1(r) shall be true and correct of such effective date and shall be deemed a reaffirmation by TBTR Partnership of each of its agreements and obligations under Section 1.12.

                                   ARTICLE V
                                   COVENANTS

          Section 5.1.   Affirmative Covenants of Seller.  Until the date on
                         -------------------------------
which the Aggregate Unpaids have been indefeasibly paid in full, the Seller hereby covenants that:

          (a)    Financial Reporting.  The Seller will maintain, for itself and
                 -------------------
each of its Subsidiaries, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the
Agent:

          (i)    Annual Reporting. Within 90 days after the close of each of its
                 ----------------
     fiscal years, financial statements for such fiscal year certified by its chief financial officer.

          (ii)   Compliance Certificate.  Together with the financial statements
                 ----------------------
     required hereunder, a compliance certificate in substantially the form of
     Exhibit IV signed by the Seller's comptroller or chief financial officer (or the officer of GP, Inc. performing such services for the Seller) and dated the date of such annual financial statement.

          (iii)  Statements and Reports.  Promptly upon the furnishing thereof
                 ----------------------
     to the partners of the Seller, copies of all financial statements, reports and similar statements so furnished.

          (iv)   S.E.C. Filings. Promptly upon the filing thereof, copies of all
                 --------------
     registration statements and annual, quarterly, monthly or other regular reports which the Seller or any of its Subsidiaries files with the Securities and Exchange Commission.

          (v)    Change in Credit and Collection Policy. At least 30 days prior
                 --------------------------------------
     to the effectiveness of any material change in or amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice indicating such change or amendment.

          (vi)   Other Information.  Such other information (including non-
                 -----------------
     financial information) as the Agent may from time to time reasonably request.

          (b)    Notices.  The Seller will notify the Agent in writing of any of
                 -------
the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

          (i)    Termination Events or Potential Termination Events.  The
                 --------------------------------------------------
     occurrence of each Termination Event or each Potential Termination Event, by a statement of the comptroller or senior financial officer of the Seller (or the officer of GP, Inc. performing such services for the Seller).

          (ii)   Judgment. The entry of any judgment or decree against the
                 --------
     Seller or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against the Seller and its Subsidiaries (which judgments and decrees are not covered by insurance, the carrier of which shall have acknowledged such coverage) exceeds $5,000,000.

          (iii)  Litigation.  The institution of any litigation, arbitration
                 ----------
     Proceeding or governmental proceeding which could be reasonably likely to have a material adverse effect on the Seller or any Subsidiary or the collectibility of the Receivables.

          (c)    Compliance with Laws. The Seller will comply in all respects
                 --------------------
with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

          (d)    Audits.  The Seller will furnish to the Agent from time to time
                 ------
such information with respect to it and the Receivables as the Agent may reasonably request. The Seller shall, from time to time during regular business hours as requested by the Agent upon reasonable notice, permit the Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of the Seller relating to Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of the Seller for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to the Seller's financial condition or the Receivables and the Related Security or the Seller's performance hereunder or the Seller's performance under the Contracts with any of the officers or employees of the Seller having knowledge of such matters. Prior to the occurrence of a Termination Event, the Agent shall be limited to two material audits during any 12 month period.

          (e)    Keeping and Marking of Records and Books.
                 ----------------------------------------

          (i) The Seller will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all

     Collections of and adjustments to each existing Receivable). The Seller will give the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

          (ii) The Seller will (a) at all times, mark its master data processing records and other books and records relating to the Receivable Interests with a legend, acceptable to the Agent, describing the Receivable Interests (and shall advise the Agent in writing upon the completion of such project) and (b) upon the request of the Agent (x) mark each Contract with a legend describing the Receivable Interests and (y) deliver to the Agent all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.

          (f)    Credit and Collection Policy.  The Seller will timely and fully
                 ----------------------------
(i) perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract. The Seller will pay when due, and will cause (i) each of its partners to pay when due all taxes arising in connection with income of the Seller and the existence and maintenance of the continued good standing of the Seller and (ii) the Originator to pay when due any taxes (including, without limitation, any sales taxes) payable in connection with the creation or transfer of Receivables in the manner contemplated herein.

          (g)    Purchase of Receivables from the Originator. With respect to
                 -------------------------------------------
each Receivable purchased by the Seller from the Originator, the Seller shall take all actions necessary to vest legal and equitable title to such Receivable and the Related Security irrevocably in the Seller, including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions (or any comparable law) to perfect the Seller's interest in such Receivable and such other action to perfect, protect or more fully evidence the interest of the Seller as the Agent may reasonably request.

          (h)    Ownership Interest. The Seller shall take all necessary action
                 ------------------
to establish and maintain a valid and perfected first priority undivided percentage ownership interest in the Receivables and the Related Security and Collections with respect thereto, to the full extent contemplated herein, in favor of the Agents and the Purchasers, including, without limitation, taking such action to perfect, protect or more fully evidence the interest of the Agents and the Purchasers hereunder as the Agent may reasonably request.

          (i)    Payment to the Originator.  With respect to any Receivable
                 -------------------------
purchased by the Seller from the Originator, such sale shall be effected under, and in strict compliance with the terms of, the Transfer Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to the Originator in respect of the purchase price for such Receivable.

          (j)    Performance and Enforcement of Transfer Agreement.  The Seller
                 -------------------------------------------------
shall timely perform the obligations required to be performed by the Seller, and vigorously enforce the rights and remedies accorded to the Seller, under the Transfer Agreement.

          (k)    Purchasers' Reliance. The Seller acknowledges that the
                 --------------------
Purchasers are entering into the transactions contemplated by this Agreement in reliance upon the Seller's identity as a separate legal entity from the Originator and GP, Inc. Therefore, from and after the date of execution and delivery of this Agreement, the Seller shall take all reasonable steps including, without limitation, all steps that any Purchaser may from time to time reasonably request to maintain the Seller's identity as a separate legal entity and to make it manifest to third parties that the Seller is an entity with assets and liabilities distinct from those of the Originator and GP, Inc. and any Affiliates thereof and not just a division of the Originator or GP, Inc. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller shall:

          (i) conduct its own business in its own name and require that all full-time employees of the Seller identify themselves as such and not as employees of the Originator or GP, Inc. (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as the Seller's employees);

          (ii) compensate all employees, consultants and agents directly, from the Seller's bank accounts, for services provided to the Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of the Seller is also an employee, consultant or agent of the Originator or GP, Inc., allocate the compensation of such employee, consultant or agent between the Seller and the Originator (or GP, Inc. as applicable) on a basis which reflects the services rendered to the Seller and the Originator (or GP, Inc. as applicable);

          (iii) clearly identify its offices (by signage or otherwise) as its offices;

          (iv) have a separate telephone number, which will be answered only in its name and separate stationery, invoices and checks in its own name;

          (v) conduct all transactions with the Originator and GP, Inc. strictly on an arm's-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between the Seller and the Originator or GP, Inc. on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

          (vi) at all times have at least one member of the Board of Directors of GP, Inc. (an "Independent Director") be a Person who is not (A) a
                      --------------------
     director, officer or employee of the Originator, the Seller or any affiliate thereof, (B) a person related to any officer or director of the Originator or the Seller, (C) a holder (directly or indirectly) of more than

     5% of any voting securities (or other equity interests) of the Originator or the Seller, or (D) a person related to a holder (directly or indirectly) of more than 5% of any voting securities (or other equity interests) of the Originator or the Seller;

          (vii) observe all partnership formalities as a distinct entity, and ensure that all partnership actions are duly authorized by GP, Inc. as its sole general partner;

          (viii) maintain the Seller's books and records separate from those of the Originator and GP, Inc. and otherwise readily identifiable as its own assets rather than assets of the Originator or GP, Inc.;

          (ix) prepare its financial statements separately from those of the Originator and GP, Inc. and insure that any consolidated financial statements of the Originator that include the Seller have detailed notes clearly stating that the Seller is a separate legal entity and that its assets will be available first and foremost to satisfy the claims of its own creditors;

          (x) except as herein specifically otherwise provided, not commingle funds or other assets of the Seller with those of the Originator or GP, Inc. and not maintain bank accounts or other depository accounts to which the Originator or GP Inc. is an account party, into which the Originator or GP, Inc. makes deposits or from which the Originator or GP, Inc. has the power to make withdrawals;

          (xi) not permit the Originator or GP, Inc. to pay any of the Seller's operating expenses (except pursuant to allocation arrangements that comply with the requirements of subparagraphs (ii) and (v) above); and

          (xii) not permit the Seller to be named as an insured on the insurance policy covering the property of the Originator or GP, Inc. or enter into an agreement with the holder of such policy whereby in the event of a loss in connection with such property, proceeds are paid to the Seller.

          (l)    Collections by the Originator.  The Seller shall cause the
                 -----------------------------
Originator to remit all Collections received by the Originator to a Collection Account not later than the Business Day immediately after receipt of such Collections by the Originator and, at all times prior to such remittance, cause such Collections shall be held in trust by the Originator, for the exclusive benefit of the Purchasers and the Agent.

          Section 5.2.   Negative Covenants of Seller.  Until the date on which
                         ----------------------------
the Aggregate Unpaids have been indefeasibly paid in full, the Seller hereby covenants that:

          (a)    Name Change, Offices, Records and Books of Accounts. The Seller

will not change its name, identity or structure (within the meaning of Section 9-402(7) of any applicable enactment of the UCC) or relocate its chief executive office or any office where

Records are kept unless it shall have: (i) given the Agent at least 45 days prior notice thereof and (ii) delivered to the Agent all financing statements, instruments and other documents requested by the Agent in, connection with such change or relocation.

          (b)    Change in Payment Instructions to Obligors. The Seller will not
                 ------------------------------------------
add or terminate any bank as a Collection Bank, or make any change in its instructions to Obligors regarding payments to be made on the Receivables, unless in the case of the proposed addition or termination of any bank as a Collection Bank the Agent shall have received, at least 10 days before the proposed effective date therefor, (i) written notice of such addition or termination and (ii) with respect to the addition of a Collection Bank or a Collection Account, a fully executed Collection Account Agreement; provided,
                                                                   --------
however, that the Seller may make changes in instructions to Obligors regarding
-------
payments if such new instructions require such Obligor to make payments to an existing Lock-Box Account.

          (c)    Sales, Liens, Etc.  Except as otherwise provided herein, the
                 -----------------
Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable or Related Security or Collections in respect thereof, or upon or with respect to any Contract under which any Receivable arises, or any Collection Account or assign any right to receive income in respect thereof, and the Seller shall defend the right, title and interest of the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under the Seller or the originator.

          (d)    Change in Business or Credit and Collection Policy.  The Seller
                 --------------------------------------------------
shall not make any material change in the character of its business or in its Credit and Collection Policy, which change would, in either case, be reasonably likely to impair the collectibility of any of the Receivables or decrease the credit quality of any new Receivables. The Seller shall not engage in any business or activity of any kind or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking other than the transactions contemplated and authorized by this Agreement and the Transfer Agreement.

          (e)    Extension or Amendment of Receivables.  Except as otherwise
                 -------------------------------------
permitted pursuant to Section 6.2(c), the Seller, acting as Collection Agent or otherwise, shall not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract under which such Receivable arises.

          (f)    Amendments to Transfer Agreement. The Seller shall not (i)
                 --------------------------------
cancel or terminate the Transfer Agreement, (ii) give any consent, waiver, directive or approval under the Transfer Agreement, (iii) waive any default or breach under the Transfer Agreement, or otherwise grant any indulgence thereunder, or (iv) amend, supplement or otherwise modify any of the terms of the Transfer Agreement.

          (g)    Other Agreements. The Seller shall not enter into or be a party
                 ----------------
to any agreement or instrument other than this Agreement, the Transfer Agreement and the "Revolving Note" (as defined in the Transfer Agreement) and other than to incur ordinary operating expenses in the conduct of, or in order to qualify to do business for purposes of, its limited business affairs as expressly contemplated in Section 5.1(k).

          (h)    Amendments to Organizational Documents. The Seller shall not
                 --------------------------------------
amend its certificate of incorporation or by-laws, in the case of TBTR Corp., or its partnership agreement or certificate of limited partnership, in the case of TBTR Partnership, in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 5.1(k) of this Agreement.

          (i)    Indebtedness.  The Seller shall not create, incur, guarantee,
                 ------------
assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (i) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) the incurrence of obligations under this Agreement or the Transfer Agreement between the Seller and the Originator to make payment for the purchase of Receivables under such Transfer Agreement and (iii) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated in this Agreement.

          (j)    Merger. The Seller shall not merge or consolidate with or into,
                 ------
or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person; provided that, subject to satisfaction of the conditions precedent set forth in Section 4.3, the Seller may consummate the Merger.

          Section 5.3.   Affirmative Covenants of GP, Inc.  From and after the
                         --------------------------------
Merger, until the date on which the Aggregate Unpaids have been indefeasibly paid in full, GP, Inc. hereby covenants that:

          (a)    Financial Reporting.  It will furnish to the Agent:
                 -------------------

          (i)    Annual Reporting. Within 90 days after the close of each of its
                 ----------------
     fiscal years, financial statements for such fiscal year certified by its chief financial officer.

          (ii)   Other Information.  Such other information (including non-
                 -----------------
     financial information) as the Agent may from time to time reasonably request.

          (b)    Compliance by the Seller. It will cause the Seller to comply
                 ------------------------
with each term, covenant and agreement on the Seller's part to be performed hereunder (including, without limitation, Section 5.1(k) hereof) and under each other Transaction Document, and the payment and performance of all obligations and liabilities of the Seller hereunder and under each other Transaction Document.

          (c)    Compliance with Laws.  It will comply in all respects with all
                 --------------------
applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, and will pay all taxes when the same shall become due.

          (d)    Audits.  It will furnish to the Agent from time to time such
                 ------
information with respect to it and the Receivables as the Agent may reasonably request. GP, Inc. shall, from time to time during regular business hours as requested by the Agent upon reasonable notice, permit the Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of GP, Inc. relating to Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of GP, Inc. for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the financial condition of GP, Inc. or the Receivables and the Related Security or the Seller's or GP, Inc.'s performance hereunder or the Seller's performance under the Contracts with any of the officers or employees of GP, Inc. having knowledge of such matters.

          (e)    Separate Identity. GP, Inc. acknowledges that the Purchasers
                 -----------------
are entering into the transactions contemplated by this Agreement in reliance upon (x) the Seller's identity as a separate legal entity from the originator and from GP, Inc. and (y) GP, Inc.'s identity as a separate legal entity from the Originator. Therefore, from and after the date of execution and delivery of this Agreement, GP, Inc. shall take all reasonable steps including, without limitation, all steps that any Purchaser may from time to time reasonably request to maintain its identity as a separate legal entity and to make it manifest to third parties that it is an entity with assets and liabilities distinct from those of the Seller and the originator and any Affiliates thereof and that it is not just a division of the Originator. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, GP, Inc. shall:

          (i) conduct its own business in its own name and require that all full-time employees of GP, Inc. identify themselves as such and not as employees of the Originator (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as GP, Inc.'s employees and by providing stationery in the name of GP, Inc. for business correspondence);

          (ii) compensate all employees, consultants and agents directly, from GP, Inc.'s bank accounts, for services provided to GP, Inc. by such employees, consultants and agents and, to the extent any employee, consultant or agent of GP, Inc. is also an employee, consultant or agent of the Originator, allocate the compensation of such employee, consultant or agent between GP, Inc. and the Originator on a basis which reflects the services rendered to GP, Inc. and the originator;

          (iii) conduct all transactions with the Originator strictly on an arm's-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between GP, Inc. and the originator on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

          (iv) at all times have at least one member of its Board of Directors who is not (A) a director, officer or employee of the Originator or the Seller or any affiliate thereof (other than GP, Inc.), (B) a person related to any officer or director of the Originator or the Seller, (C) a holder (directly or indirectly) of more than 5% of any voting securities of the Originator or the Seller, or (D) a person related to a holder (directly or indirectly) of more than 5% of any voting securities of the Originator or the Seller;

          (v) observe all corporate formalities as a distinct entity, and ensure that all corporate actions are duly authorized by unanimous vote of its Board of Directors;

          (vi) maintain its books and records separate from those of the Originator and the Seller and otherwise readily identifiable as its own assets rather than assets of the Originator or the Seller;

          (vii) prepare its financial statements separately from those of the Originator and the Seller and insure that any consolidated financial statements of the Originator that include GP, Inc. have detailed notes clearly stating that GP, Inc. is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of its creditors;

          (viii) not commingle funds or other assets of GP, Inc. with those of the Originator or the Seller and not maintain bank accounts or other depository accounts to which the Originator or the Seller is an account party, into which the Originator or the Seller makes deposits or from which the Originator or the Seller has the power to make withdrawals;

          (ix) not permit the Originator or the Seller to pay any of GP, Inc.'s operating expenses (except pursuant to allocation arrangements that comply with the requirements of subparagraphs (ii) and (iii) above); and

          (x) not permit itself to be named as an insured on the insurance policy covering the property of the Originator or the Seller or enter into an agreement with the holder of such policy whereby in the event of a loss in connection with such property, proceeds are paid to GP, Inc..

          Section 5.4.   Negative Covenants of GP, Inc.  From and after the
                         -----------------------------
Merger, until the date on which the Aggregate Unpaids have been indefeasibly paid in full, GP, Inc. hereby covenants that:

          (a)    Name Change, Offices, Records and Books of Accounts. It will
                 ---------------------------------------------------
not change its name, identity or corporate structure (within the meaning of Section 9-402(7) of any applicable enactment of the UCC) or relocate its chief executive office or any office where Records are kept unless it shall have given the Agent at least 45 days prior notice thereof.

          (b)    Sales, Liens, Etc. It shall not sell, assign (by operation of
                 -----------------
law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any of its assets, properties or interests in property or assign any right to receive income in respect thereof.

          (c)    Change in Business or Credit and Collection Policy. It shall
                 --------------------------------------------------
not make any material change in the character of its business. It shall not engage in any business or activity of any kind or enter into any transaction other than the transactions contemplated and authorized by this Agreement and the Transfer Agreement. It shall not enter into or be a party to any agreement or instrument other than this Agreement, the Transfer Agreement and the "Revolving Note" (as defined in the Transfer Agreement) and other than to incur ordinary operating expenses in the conduct of, or in order to qualify to do business for purposes of, its limited business affairs as expressly contemplated in Section 5.3(e).

          (d)    Amendments to Corporate Documents. GP, Inc. shall not amend its
                 ---------------------------------
certificate of incorporation or by-laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 5.3(e) of this Agreement.

          (e)    Indebtedness. GP, Inc. shall not create, incur, guarantee,
                 ------------
assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (i) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (ii) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated in this Agreement.

          (f)    Merger; Ownership of the Seller.  GP, Inc. shall not merge or
                 -------------------------------
consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person. GP, Inc. shall not permit any Person other than itself to become or be a general partner in the Seller, and shall not permit any Person other than the Originator to become or be a limited partner in the Seller.

          Section 5.5.   Covenants of TBTR Partnership.  At all times prior to
                         -----------------------------
the earlier to occur of (i) the occurrence of the Merger, and (ii) the date on which the Aggregate Unpaids have been indefeasibly paid in full, TBTR Partnership shall do all things necessary, and conduct itself in a manner, such that at the time it becomes the "Seller" and the "Collection Agent" hereunder TBTR Partnership shall be in full compliance with, and capable of continuing to comply with, each of the representations, warranties and covenants of the Seller and the Collection Agent hereunder.

                                   ARTICLE VI
                         ADMINISTRATION AND COLLECTION

          Section 6.1.  Designation of Collection Agent.
                        -------------------------------

          (a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the "Collection Agent") so designated from time to time in accordance with this Section 6.1. The Seller is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms of this Agreement. The Agent may at any time designate as Collection Agent any Person to succeed the Seller or any successor Collection Agent.

          (b) The Seller is permitted to delegate, and the Seller hereby advises the Purchasers and the Agent that it has delegated, to the Originator, as subservicer of the Collection Agent, all of its duties and responsibilities as Collection Agent hereunder. The Originator has delegated certain of its duties and responsibilities as more particularly described on Schedule B hereto. Notwithstanding the foregoing, (i) the Seller shall be and remain primarily liable to the Agent and the Purchasers for the full and prompt performance of all duties and responsibilities of the Collection Agent hereunder and (ii) the Agent and the Purchasers shall be entitled to deal exclusively with the Seller in matters relating to the discharge by the Collection Agent of its duties and responsibilities hereunder, and the Agent and the Purchasers shall not be required to give notice, demand or other communication to any Person other than the Seller in order for communication to the Collection Agent and its respective delegatees and subservicers in respect thereof to be accomplished. The Seller, at all times that it is the Collection Agent, shall be responsible for providing its delegatees and subservicers with any notice given under this Agreement. Without the prior written consent of the Required Investors, the Seller shall not be permitted to delegate any of its duties or responsibilities as Collection Agent to any Person other than the Originator, and the Originator shall not be permitted to further delegate to any other Person any of the duties or responsibilities of the Collection Agent delegated to it by the Seller.

          Section 6.2.  Duties of Collection Agent.
                         --------------------------

          (a) The Collection Agent shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

          (b) The Collection Agent shall administer the Collections in accordance with the procedures described herein and in Article I. The Collection Agent shall set aside and hold in trust for the account of the Seller and the Purchasers their respective shares of the Collections of Receivables in accordance with Section 1.7. The Collection Agent shall upon the request of the Agent after the occurrence of a Liquidation Day, segregate, in a manner acceptable to the Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Collection Agent or the Seller prior to the remittance thereof in accordance with Section 1.7. If the Collection Agent shall be required to segregate Collections pursuant to the preceding sentence, the Collection Agent shall segregate and deposit with a bank designated by the Agent such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by the Collection Agent of such Collections, duly endorsed or with duly executed instruments of transfer.

          (c) The Collection Agent, may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Collection Agent may determine to be appropriate to maximize Collections thereof; provided, however, that such
                                                --------  -------
extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Defaulted Receivable or limit the rights of the Agent or the Purchasers under this Agreement. Notwithstanding anything to the contrary contained herein, the Agent shall have the absolute and unlimited right to direct the Collection Agent to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

          (d) The Collection Agent shall hold in trust for the Seller and the Purchasers, in accordance with their respective Receivable Interests, all Records that evidence or relate to the Receivables, the related Contracts and Related Security or that are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Agent, deliver or make available to the Agent all such Records, at a place selected by the Agent. The Collection Agent shall, as soon as practicable following receipt thereof, turn over to the Seller (i) that portion of Collections of Receivables representing the Seller's undivided fractional ownership interest therein, less, in the event the Seller is not the Collection Agent, all reasonable out-of-pocket costs and expenses of the Collection Agent of servicing, administering and collecting the Receivables, and (ii) any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables.
The Collection Agent shall, from time to time at the request of any Purchaser, furnish to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Section 1.7.

          (e) Any payment by an Obligor in respect of any indebtedness owed by it to the Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

          Section 6.3.  Collection Notices.
                        ------------------

          (a) The Agent is authorized at any time to date and to deliver to the Collection Banks, the notice attached to the Collection Notices. The Seller hereby transfers to the Agent for the benefit of the Purchasers, effective when the Agent delivers such notice, the exclusive ownership and control of the Collection Accounts. In case any authorized signatory of the Seller whose signature appears on a Collection Notice shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. The Seller hereby authorizes the Agent, and agrees that the Agent shall be entitled to (i) endorse the Seller's name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related Contracts and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Agent rather than the Seller.

          (b) The Agent may at any time, on written notice to the Seller, direct that the Seller, and the Seller thereupon shall, direct the Originator to
(i) cease accepting In-Store Collections at individual cash registers within a store, (ii) accept all In-Store Collections at a single collection point within each store, and otherwise segregate, record and maintain the separateness of all In-Store Collections from all other cash and payment items handled or located at such store, and (iii) remit on a daily basis from each store location all In-Store Collections (in the form received) to such location or locations as the Agent may in its sole discretion direct, including, without limitation, to a deposit account at any bank selected by the Agent (which may be a separate deposit account at the bank where any store, in the ordinary course, deposits its Collections) or to a concentration location (which may entail daily delivery by overnight courier by each store to such location of such store's In-Store Collections). The Seller shall take all actions necessary, or that the Agent may reasonably request, to implement any alternative handling procedures required under this Section 6.3(b) for In-Store Collections.

          Section 6.4.   Responsibilities of the Seller.  Anything herein to the
                         ------------------------------
contrary notwithstanding, the exercise by the Agent and the Purchasers of their rights hereunder shall not release the Collection Agent or the Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. The Purchasers shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of the Seller.

          Section 6.5.   Reports.  On the 15th day of each month and at such
                         -------
times as the Agent shall request, the Collection Agent shall prepare and forward to the Agent a Monthly Report. At such times as the Agent shall request, the Collection Agent shall prepare and forward to the Agent a listing by Obligor of all Receivables together with an aging of such Receivables.

                                  ARTICLE VII
                               TERMINATION EVENTS

          Section 7.1.   Termination Events.  The occurrence of any one or more
                         ------------------
of the following events shall constitute a Termination Event:

          (a) (i) the Collection Agent (if then any Person designated by the Seller as the Collection Agent) or the Seller shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause
(ii) of this Section 7.1(a)) and such failure shall remain unremedied for ten
             --------------
(10) Business Days after the earlier to occur of knowledge thereof on the part of the Collection Agent or the Seller or notice thereof given by the Agent to the Seller or (ii) the Collection Agent (if then any Person designated by the Seller as the Collection Agent), the Originator, the Seller or GP, Inc. shall fail to make any payment or deposit to be made by it hereunder or under the Fee Letter when due and such failure shall remain unremedied for one (1) Business Day.

          (b) Any representation, warranty, certification or statement made by the Seller, TBTR Partnership (whether or not then the Seller) or GP, Inc. in this Agreement or in any other document delivered pursuant hereto or by the Originator under the Transfer Agreement shall prove to have been incorrect in any material respect when made or deemed made.

          (c) (i) The Seller, GP, Inc. (at any time following the Merger), the Originator or any of their respective Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, the Originator or any of their respective Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, dissolution, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (ii) any judicial or nonjudicial dissolution of the Seller shall occur, or an event of withdrawal (at any time following the Merger) with respect to GP, Inc. as the, general partner in the TBTR Partnership shall occur or (iii) the Seller, GP, Inc. (at any time following the Merger), the Originator or any of their respective Subsidiaries shall take any corporate or partnership action to authorize any of the actions set forth in clause (i) or clause (ii) above in this subsection (c).

          (d) (i) The Seller, TBTR Partnership (whether or not then the Seller), GP, Inc. or the Originator shall fail to observe or perform any covenant, condition or provision of the Transfer Agreement, and such failure shall have continued beyond any applicable cure period thereunder, or (ii) the Seller or the Originator, as applicable, shall have waived or relinquished its rights under the Transfer Agreement with respect to any such failure or (iii) the Originator for any reason shall cease to sell, or the Seller for any reason shall cease to buy, "Receivables" under the Transfer Agreement.

          (e) Excess Spread shall be less than 2% on an annualized basis for three (3) consecutive months.

          (f) (i) The Originator shall cease to own directly 100% of shares of the outstanding capital stock of GP, Inc. entitled to vote generally for the election of directors of such corporation, (ii) GP, Inc. shall cease to own directly all of the general partnership interests in the Seller, (iii) the Originator shall cease to own directly all of the limited partnership interests in the Seller or (iv) a Change of Control shall occur.

          (g) As at the end of any fiscal month, (i) the average Delinquency Ratio in respect of the three fiscal months then most recently ended shall exceed 3.5% or (ii) the average Loss-to-Liquidation Ratio in respect of the three fiscal months then most recently ended shall exceed 3.5%.

          (h) Following the occurrence of the Merger, any Person shall assert the invalidity or unenforceability of the Merger in any proceeding at law or in equity.

          Section 7.2.   Payment Default on Other Indebtedness.  In the event
                         -------------------------------------
that any Material Entity shall fail to make any payment when due (whether at scheduled maturity, by acceleration, when declared to be due and payable or otherwise) in respect of any Indebtedness outstanding (individually or in the aggregate) in a principal amount of $2,500,000 or more at any time that a Person affiliated with or designated by the Seller is then the Collection Agent, and such failure shall remain unremedied for three (3) days, the Agent may demand that the Seller thereupon seek and obtain the services of a new Collection Agent satisfactory to the Agent. For this purpose, "Material Entity" means The Bon-
                                               ---------------
Ton Stores, Inc., The Bon-Ton National Corp., The Bon-Ton Trade Corp., The Bon-Ton Stores of Lancaster, Inc., Adam, Meldrum & Anderson Co., Inc. and any other Person controlling, controlled by or under common control with The Bon-Ton Stores, Inc. and representing not less than 5% of the net worth of the consolidated group of which The Bon-Ton Stores, Inc. comprises a part.

                                  ARTICLE VIII
                                INDEMNIFICATION

          Section 8.1.   Indemnities by the Seller.  Without limiting any other
                         -------------------------
rights which the Agent or any Purchaser may have hereunder or under applicable law, the Seller hereby agrees to indemnify the Agent and each Purchaser and their respective officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of the Agent or such Purchaser) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Purchaser of an interest in the Receivables, excluding, however:

          (i) Indemnified Amounts to the extent final judgment of a court of competent jurisdiction holds such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

          (ii) recourse for Receivables that are uncollectible or uncollected (whether on account of the insolvency, bankruptcy or lack of creditworthiness of the related obligor or otherwise); provided that the
                                                            --------
     foregoing shall not negate, impair or otherwise modify any (or the effect of any) of the representations, warranties, covenants or other agreements of the Seller contained in this Agreement; or

          (iii) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the Intended Characterization;

provided, however, that nothing contained in this sentence shall limit the
--------  -------
liability of the Seller or the Collection Agent or limit the recourse of the Purchasers to the Seller or Collection Agent for amounts otherwise specifically provided to be paid by the Seller or the Collection Agent under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, the Seller shall indemnify the Agent and the Purchasers for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to the Seller or the Collection Agent) relating to or resulting from:

          (i) any representation or warranty made by the Seller, TBTR Partnership (whether or not then the Seller) GP, Inc. or the Collection Agent (or any officers of the Seller or the Collection Agent) under or in connection with this Agreement, any Monthly Report or any other information or report delivered by the Seller, TBTR Partnership (whether or not then the Seller) GP, Inc. or the Collection Agent pursuant hereto, which shall have been false or incorrect when made or deemed made;

          (ii) the failure by the Seller or the Collection Agent to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation;

          (iii) any failure of the Seller, TBTR Partnership (whether or not then the Seller) GP, Inc. or the Collection Agent to perform its duties or obligations in accordance with the provisions of this Agreement;

          (iv) any products liability or similar claim arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

          (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

          (vi) any Receivable which is treated as or represented by the Seller to be an Eligible Receivable (including, without limitation, for purposes of computing the Net Receivables Balance at any time) which is not at the date thereof an Eligible Receivable;

          (vii) the commingling of Collections of Receivables at any time with other funds;

          (viii) any investigation, litigation or proceeding related to or arising from this Agreement, the transactions contemplated hereby, the use of the proceeds of a purchase, the ownership of the Receivable Interests, the Merger or any other investigation, litigation or proceeding relating to the Seller in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby; excluding, however, any
                                                  ---------
     investigation, litigation or proceeding that relates solely to the compliance or noncompliance by any Purchaser with any state or federal laws applicable to such Purchaser because of such Purchaser's regulatory status or any contractual restriction (other than the Transaction Documents) binding on such Purchaser;

          (ix) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding; and

          (xi)    any Termination Event described in Section 7.1(c).

The Seller shall be given notice of any claim for indemnified liabilities and, in the case of any litigation or proceeding brought by any Person that is not a party to this Agreement which litigation or proceeding is reasonably likely to give rise to a claim hereunder for indemnification, the Seller shall be afforded a reasonable opportunity to participate in the defense, compromise or settlement thereof.

          Section 8.2.  Increased Cost and Reduced Return.
                        ---------------------------------

          (a) If any Funding Source shall be charged any fee, expense or increased cost on account of any Regulatory Change after the date hereof: (i) which subjects any Funding Source to any tax of any kind whatsoever with respect to this Agreement, any Funding Agreement or a Funding Source's obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (excluding net income taxes and franchise or gross receipts taxes (imposed in lieu of net income taxes) imposed on the Funding Source as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and such Funding Source or any political subdivision or taxing authority thereof or therein) or (ii) which imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement, (iii) which imposes any requirement regarding capital adequacy in respect of such Funding Source (or any corporation controlling such Funding Source), and the effect thereof is to reduce the rate of return on such Funding Source's or such corporation's capital as a consequence of obligations existing hereunder to a level below which could have been achieved but for such Regulatory Change (taking into consideration such Funding Source's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Funding Source to be material, or (iv) which imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source's capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, within five Business Days following demand by the Agent, the Seller shall pay to the Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or to compensate such Funding Source for such reduction.

          (b) Each Funding Source shall be required to use reasonable efforts in order to avoid or to minimize, as the case may be, the payment by the Seller of any additional amount under Section 8.2(a)(iii); provided, however, that no
                                                 ----------
Funding Source shall be obligated to incur any expense, cost or other amount in connection with utilizing such reasonable efforts.

          Section 8.3.   Other Costs and Expenses.  The Seller shall pay to the
                         ------------------------
Agent and FALCON on demand all reasonable costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the reasonable cost of FALCON's auditors auditing the books, records and procedures of the Seller, reasonable fees and out-of-pocket expenses of legal counsel for FALCON and the Agent (which such counsel may be employees of FALCON or the Agent) with respect thereto and with respect to advising FALCON and the Agent as to their respective rights and remedies under this Agreement. The Seller shall pay to the Agent on demand any and all reasonable costs and expenses of the Agent and the Purchasers, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following a Termination Event. The Seller shall reimburse FALCON on demand for all other reasonable costs and expenses incurred by FALCON or any shareholder of FALCON ("Other Costs"), including, without limitation, the cost of auditing FALCON's books by certified public accountants, the cost of rating the Commercial Paper by independent financial rating agencies, and the reasonable fees and out-of-pocket expenses of counsel for FALCON or any counsel for any shareholder of FALCON with respect to advising FALCON or such shareholder as to matters relating to FALCON's operations. Notwithstanding the foregoing, the Seller shall not be liable to the Agent or Falcon in respect of the costs and out-of-pocket expenses incurred in connection with any audit conducted under Section 5.1(d) of this Agreement conducted prior to the occurrence of any Termination Event to the extent that the aggregate amount of such costs and expenses during any 12 month period shall exceed $25,000. After the occurrence and during the continuance of a Termination Event, the foregoing limitation on audit costs shall not apply. The Seller shall make each such reimbursement for costs and expenses, and shall make each other payment required under this Section 8.3, within five Business Days following demand by the Agent therefor.

          Section 8.4.   Allocations.  FALCON shall allocate the liability for
                         -----------
Other Costs among the Seller and other Persons with whom FALCON has entered into agreements to purchase interests in receivables ("Other Sellers"). If any Other Costs are attributable to the Seller and not attributable to any other Seller, the Seller shall be solely liable for such Other Costs. However, if Other Costs are attributable to Other Sellers and not attributable to the Seller, such Other Sellers shall be solely liable for such Other Costs. All allocations to be made pursuant to the foregoing provisions of this Article VIII shall be made by FALCON in its sole discretion and shall be binding on the Seller and the Collection Agent.

                                   ARTICLE IX
                                   THE AGENT

          Section 9.1.   Authorization and Action.  Each Purchaser hereby
                         ------------------------
designates and appoints First Chicago to act as its agent hereunder and under each other Transaction Document, and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for the Agent. In performing its functions and duties hereunder and under the other Transaction Documents, the Agent shall act solely as agent for the Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or any of its successors or assigns. The Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Agent hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids. Each Purchaser hereby authorizes the Agent to execute each of the Uniform Commercial Code financing statements on behalf of such Purchaser (the terms of which shall be binding on such Purchaser).

          Section 9.2.   Delegation of Duties.  The Agent may execute any of its
                         --------------------
duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          Section 9.3.   Exculpatory Provisions.  Neither the Agent nor any of
                         ----------------------
its directors, officers, agents or employees shall be (i) liable to the Purchasers for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by the Seller contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of the Seller to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article IV, or for the perfection, priority, condition, value or sufficiency or any collateral pledged in connection herewith. The Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller. The Agent shall not be deemed to have knowledge of any Termination Event or Potential Termination Event unless the Agent has received notice from the Seller or a Purchaser.

          Section 9.4.   Reliance by Agent.  The Agent shall in all cases be
                         -----------------
entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Seller), independent accountants and other experts selected by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of FALCON or the Required Investors or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and
                                                   --------
until the Agent shall have received such advice, the Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the Purchasers. The Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of FALCON or the Required Investors or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

          Section 9.5.   Non-Reliance on Agent and Other Purchasers.  Each
                         ------------------------------------------
Purchaser expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of the Seller, shall be deemed to constitute any representation or warranty by the Agent. Each Purchaser represents and warrants to the Agent that it has and will, independently and without reliance upon the Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

          Section 9.6.   Reimbursement and Indemnification.  The Investors agree
                         ---------------------------------
to reimburse and indemnify the Agent and its officers, directors, employees, representatives and agents ratably according to their Pro Rata Shares, to the extent not paid or reimbursed by the Seller (i) for any amounts for which the Agent, acting in its capacity as Agent, is entitled to reimbursement by the Seller hereunder and (ii) for any other expenses incurred by the Agent, in its capacity as Agent and acting on behalf of the Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.

          Section 9.7.   Agent in its Individual Capacity.  The Agent and its
                         --------------------------------
Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Seller or any Affiliate of the Seller as though the Agent were not the Agent hereunder. With respect to the acquisition of Receivable Interests pursuant to this Agreement, the Agent shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not the Agent, and the terms "Investor," "Purchaser," "Investors" and "Purchasers" shall include the Agent in its individual capacity.

          Section 9.8.   Successor Agent.  The Agent may, upon thirty days,
                         ---------------
notice to the Seller and the Purchasers, and the Agent will, upon the direction of all of the Purchasers (other than the Agent, in its individual capacity) resign as Agent. If the Agent shall resign, then the Required Investors during such five-day period shall appoint from among the Purchasers a successor agent. If for any reason no successor Agent is appointed by the Required Investors during such five-day period, then effective upon the termination of such five day period, the Purchasers shall perform all of the duties of the Agent hereunder and under the other Transaction Documents and the Seller shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers. After the effectiveness of any retiring Agent's resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article IX and
Article VIII shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Transaction Documents.

                                   ARTICLE X
                          ASSIGNMENTS; PARTICIPATIONS

          Section 10.1. Assignments.
                        -----------

          (a) TBTR Corp., TBTR Partnership, GP, Inc. and each Investor hereby agree and consent to the complete or partial assignment by FALCON of all of its rights under, interest in, title to and obligations under this Agreement to the Investors pursuant to Section 2.1 or to any other Person, and upon such assignment, FALCON shall be released from its obligations so assigned. Further, TBTR Corp., TBTR Partnership, GP, Inc. and each Investor hereby agree that any assignee of FALCON of this Agreement or all or any of the Receivable Interests of FALCON shall have all of the rights and benefits under this Agreement as if the term "FALCON" explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of FALCON hereunder. The Seller shall not have the right to assign its rights or obligations under this Agreement.

          (b) Any Investor may at any time and from time to time assign to one or more Persons ("Purchasing Investors") all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, in a form satisfactory to the Agent (the "Assignment Agreement") executed by such Purchasing Investor and such selling Investor. The consent of the Seller (which consent shall not be unreasonably withheld) and FALCON shall be required prior to the effectiveness of any such assignment. Each assignee of an Investor must have a short-term debt rating of A-1 or better by Standard & Poor's Ratings Group and P-1 by Moody's Investors Service, Inc. and must deliver to the Agent an enforceability opinion in form and substance satisfactory to the Agent prior to the effectiveness of any Assignment Agreement. Upon delivery of the executed Assignment Agreement to the Agent, such selling Investor shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Investor shall for all purposes be an Investor party to this Agreement and shall have all the rights and obligations of an Investor under this Agreement to the same extent as if it were an original party hereto and no further consent or action by the Seller, the Purchasers or the Agent shall be required.

          (c) Each of the Investors agrees that in the event the Investors agrees that in the event that it shall cease to have a short-term debt rating of A-1 or better by Standard & Poor's Corporation and P-1 by Moody's Investors Service, Inc. (an "Affected Investor"), such Affected Investor shall be obliged, at the request of FALCON or the Agent, to assign all of its rights and obligations hereunder to (x) another Investor or (y) another financial institution nominated by the Agent and acceptable to FALCON, and willing to participate in this Agreement through the Liquidity Termination Date in the place of such Affected Investor; provided that the Affected Investor receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Investor's Pro Rata Share of the Capital and Discount owing to the Investors and all accruing but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Receivable Interests.

          Section 10.2.  Participations.  Any Investor may, in the ordinary
                         --------------
course of its business at any time sell to one or more Persons (each a "Participant") participating interests in its Pro Rata Share of the Receivable Interests of the Investors, its obligation to pay FALCON its Acquisition Amounts or any other interest of such Investor hereunder. Notwithstanding any such sale by an Investor of a participating interest to a Participant, such Investor's rights and obligations under this Agreement shall remain unchanged, such Investor shall remain solely responsible for the performance of its obligations hereunder, and the Seller, FALCON and the Agent shall continue to deal solely and directly with such Investor in connection with such Investor's rights and obligations under this Agreement. Each Investor agrees that any agreement between such Investor and any such Participant in respect of such participating interest shall not restrict such Investor's right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in clause (i) of Section 11.1(b).

                                   ARTICLE XI
                                 MISCELLANEOUS

          Section 11.1. Waivers and Amendments.
                        ----------------------

          (a) No failure or delay on the part of the Agent, any Purchaser or the Seller in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

          (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this
Section 11.1(b). FALCON, the Seller and the Agent, at the direction of the Required Investors, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or
                              --------  -------
waiver shall:

          (i) without the consent of each affected Purchaser, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by the Seller or the Collection Agent, (B) reduce the rate or extend the time of payment of Discount (or any component thereof), (C) reduce any fee payable to the Agent for the benefit of the Purchasers, (D) except pursuant to Article X hereof change the amount of the Capital of any Purchaser, an Investor's Pro Rata Share or an Investor's Commitment, (E) amend, modify or waive any provision of the definition of Required Investors or this Section 11.1 (b), (F) consent to or permit the assignment or transfer by the Seller of any of its rights and obligations under this Agreement, (G) change the definition of "Eligible Receivable," "Loss Reserve," or "Loss Percentage," or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner which would circumvent the intention of the restrictions set forth in such clauses; or

          (ii) without the written consent of the then Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent; or

          (iii) without the written consent of GP, Inc., amend or modify any provision set forth in Section 1.12, 5.3, or 5.5.

Notwithstanding the foregoing, (i) without the consent of the Investors, the Agent may, with the consent of the Seller, amend this Agreement solely to add additional Persons as Investors hereunder and (ii) without the consent of the Seller, the Agent, the Required Investors and FALCON may enter into amendments to modify any of the terms or provisions of Article II, Article IX (other than Section 9.8 therein), Article X, Section 11.13 or any other provision of this Agreement, provided that such amendment has no negative impact upon TBTR Corp., TBTR Partnership or GP, Inc.. Any modification or waiver made in accordance with this Section 11.1 shall apply to each of the Purchasers equally and shall be binding upon each party hereto.

          Section 11.2. Notices.
                        -------

          (a) Except as provided in subsection (b) below, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof. All such communications and notices shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when received through the mails, transmitted by telecopy, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that communications and notices to the Agent or any Purchaser pursuant to Article I or II shall not be effective until received by the intended recipient.

          (b) The Seller hereby authorizes the Agent to effect purchases and Tranche Period and Discount Rate selections based on telephonic notices made by any Person whom the Agent in good faith believes to be acting on behalf of the Seller. The Seller agrees to deliver promptly to the Agent a written confirmation of each telephonic notice signed by an authorized officer of the Seller. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Agent, the records of the Agent shall govern absent manifest error.

          Section 11.3.  Ratable Payments.  If any Purchaser, whether by setoff
                         ----------------
or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 8.2 or 8.3) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of the Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          Section 11.4. Protection of Ownership Interests of the Purchasers.
                        ---------------------------------------------------

          (a) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary, or that the Agent may reasonably request, to perfect, protect or more fully evidence the Receivable Interests, or to enable the Agent or the Purchasers to exercise and enforce their rights and remedies hereunder in respect of the Receivables, the Related Security and the Collections. The Agent may, or the Agent may direct the Seller to, notify the Obligors of Receivables, at any time and at the Seller's expense, of the ownership interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Agent or its designee. The Seller shall, at any Purchaser's request, withhold the identity of such Purchaser in any such notification.

          (b) If the Seller, GP, Inc. or the Collection Agent fails to perform any of its obligations hereunder, the Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligation. The Agent or such Purchaser shall give the Seller, GP, Inc. or the Collection Agent, as applicable, three Business Days' notice before taking any such action; provided
                                                                       --------
that, if, in the reasonable judgment of the Agent, the giving of such notice or any delay in taking the related action would materially adversely affect the ability of the Agent or the Purchasers to exercise any of their rights hereunder, or the Purchasers' interest in the Receivables generally or the collectibility of the Receivables generally (or any material portion thereof), the Agent or such Purchaser shall not be required to give such notice. The Agent's or such Purchaser's costs and expenses incurred in connection with any such action shall be payable by the Seller (if the Collection Agent that fails to so perform is the Seller or an Affiliate thereof) as provided in Section 8.3, as applicable. The Seller, GP, Inc. and the Collection Agent each irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on behalf of the Seller, GP, Inc. and the Collection Agent (i) to execute on behalf of the Seller as debtor and to file financing statements necessary or desirable in the Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable.

          Section 11.5. Confidentiality.
                        ---------------

          (a) The Seller, TBTR Partnership (whether or not then the Seller) and GP, Inc. shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential proprietary information with respect to the Agent and FALCON and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that TBTR Corp., TBTR Partnership, GP, Inc. and their respective officers and employees may disclose such information to its external accountants and attorneys and as required by any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

          (b) Anything herein to the contrary notwithstanding, each of TBTR Corp., TBTR Partnership, and GP, Inc. hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agent, the Investors or FALCON by each other, (ii) by the Agent or the Purchasers to any prospective or actual assignee or participant of any of them or (iii) by the Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to FALCON or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which First Chicago provides managerial services or acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided that the recipients are advised of the
                      --------
confidential nature thereof. In addition, the Purchasers and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

          Section 11.6.  Bankruptcy Petition.  TBTR Corp., TBTR Partnership, GP,
                         -------------------
Inc., the Agent and each Investor hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding senior Indebtedness of FALCON, it will not institute against, or join any other Person in instituting against, FALCON any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

          Section 11.7.  Limitation of Liability.  Except with respect to any
                         -----------------------
claim arising out of the willful misconduct, gross negligence or bad faith of FALCON, the Agent or any Investor, no claim may be made by the Seller, the Collection Agent or any other Person against FALCON, the Agent or any Investor or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Seller hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          SECTION 11.8.  CHOICE OF LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN
                         -------------
ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

          SECTION 11.9.  CONSENT TO JURISDICTION.  EACH OF TBTR CORP., TBTR
                         -----------------------
PARTNERSHIP AND GP, INC. HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY TBTR CORP., TBTR PARTNERSHIP OR GP, Inc. PURSUANT TO THIS AGREEMENT AND EACH OF TBTR CORP., TBTR PARTNERSHIP AND GP, Inc. HEREBY IRREVOCABLY AGREES THAT ALL

CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST TBTR CORP., TBTR PARTNERSHIP OR GP, Inc. IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY TBTR CORP., TBTR PARTNERSHIP OR GP, INC. AGAINST THE AGENT OR ANY PURCHASER OR ANY AFFILIATE OF THE AGENT OR A PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY TBTR CORP., TBTR PARTNERSHIP OR GP, Inc. PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

          SECTION 11.10.      WAIVER OF JURY TRIAL.  THE AGENT, TBTR CORP., TBTR
                              --------------------
PARTNERSHIP, GP, Inc. AND EACH PURCHASER HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY TBTR CORP., TBTR PARTNERSHIP OR GP, Inc. PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

          Section 11.11.     Integration; Survival of Terms.
                             ------------------------------

          (a) This Agreement, the Collection Notices and the Fee Letter contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

          (b) The provisions of Article VIII and Section 11.6 shall survive any termination of this Agreement.

          Section 11.12.      Counterparts; Severability.  This Agreement may be
                              --------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 11.13.      First Chicago Roles.  Each of the Investors
                              -------------------
acknowledges that First Chicago acts, or may in the future act, (i) as administrative agent for FALCON, (ii) as issuing and paying agent for the Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper and (iv) to provide other services from time to time for FALCON (collectively, the "First Chicago Roles") . Without limiting the generality of this Section 11.13 each Investor hereby acknowledges and consents to any and all First Chicago Roles and agrees that in connection with any First Chicago Role, First Chicago may take, or refrain from taking, any action which it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for FALCON, the giving of notice to the Agent of a mandatory purchase pursuant to Section 2.1.

          Section 11.14.     Amendment and Restatement.
                             -------------------------

          (a) This Agreement amends and restates in its entirety the Earlier Agreement. Upon the effectiveness of this Agreement, the terms and provisions of the Earlier Agreement shall, subject to this Section 11.14, be superseded in
                                             -------------
their entirety by this Agreement. Notwithstanding the amendment and restatement of the Earlier Agreement by this Agreement, the Seller shall continue to be liable to the Investors, FALCON and the Agent with respect to agreements under the Earlier Agreement to indemnify any of FALCON, the Agent or any Investor in connection with events or conditions arising or existing prior to the effective date of this Agreement, including, without limitation, such agreements under the definition therein of "Capital" or set forth in Section 1.8, 1.9, Article VIII
                       -------                  -----------  ---  ------------
or Section 11.4 thereof.  This Agreement is given in substitution for the
   ------------
Earlier Agreement and not as payment of the obligations of the Seller thereunder, and is in no way intended to constitute a novation of the Earlier Agreement. Upon the effectiveness of this Agreement, each reference to the Earlier Agreement in any other document, instrument or agreement executed and/or delivered in connection therewith shall mean and be a reference to this Agreement.

          (b) Each Receivables Interest existing immediately prior to giving effect to this Agreement shall continue in full force and effect after giving effect to this Agreement and shall continue to have the Tranche Period then most recently assigned thereto under the Earlier Agreement.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

                              THE BON-TON RECEIVABLES
                                CORPORATION


                              By: /s/ Robert E. Stern
                                 ------------------------------
                              Title: Secretary-Treasurer
                              2801 East Market Street
                              P.O. Box 2821
                              York, Pennsylvania 17405
                              Fax:  (717) 751-3198

                              THE BON-TON RECEIVABLES
                                PARTNERSHIP, L.P.

                              By:  BTRGP, INC.
                                   Its General Partner


                              By: /s/ Robert E. Stern
                                 ------------------------------
                              Title: Secretary-Treasurer
                              2801 East Market Street
                              P.O. Box 2821
                              York, Pennsylvania 17405
                              Fax:  (717) 751-3198

                              BTRGP, INC.


                              By: /s/ Robert E. Stern
                                 ------------------------------
                              Title: Secretary-Treasurer
                              2801 East Market Street
                              P.O. Box 2821
                              York, Pennsylvania 17405
                              Fax:  (717) 751-3198

                              FALCON ASSET SECURITIZATION
                                CORPORATION


                              By: /s/ Mark R. Matthews
                                 ------------------------------
                                    Authorized Signor

                              c/o The First National Bank
                              of Chicago, as Agent
                              Asset-Backed Markets, Suite 0597
                              One First National Plaza
                              Chicago, Illinois  60670
                              Fax:  (312) 732-4487

INVESTORS:
Commitment
----------
$100,000,000                  THE FIRST NATIONAL BANK OF CHICAGO
                              as an Investor and as Agent


                              By: /s/ Mark R. Matthews
                                 ------------------------------
                                    Vice President

                              The First National Bank of Chicago
                              Asset-Backed Markets, Suite 0597
                              One First National Plaza
                              Chicago, Illinois 60670
                              Fax:  (312) 732-4487

Total Commitments
-----------------
$100,000,000
============

                             EXHIBITS AND SCHEDULES

EXHIBIT I      DEFINITIONS

EXHIBIT II     PRINCIPAL PLACE OF BUSINESS OF THE SELLER;
               LOCATION(S) OF RECORDS; FEDERAL EMPLOYER
               IDENTIFICATION NUMBERS

EXHIBIT III    LOCK-BOXES; LOCK-BOX ACCOUNTS; CONCENTRATION
               ACCOUNTS

EXHIBIT IV     FORM OF COMPLIANCE CERTIFICATE

EXHIBIT V      FORMS OF COLLECTION ACCOUNT AGREEMENTS

EXHIBIT VI     CREDIT AND COLLECTION POLICY

EXHIBIT VII    FORM OF CONTRACT(S)

EXHIBIT VIII   FORM OF MONTHLY REPORT

SCHEDULE A     LIST OF DOCUMENTS TO BE DELIVERED TO THE AGENT
               PRIOR TO THE INITIAL PURCHASE FOLLOWING THE MERGER

SCHEDULE B     COLLECTION ACTIVITIES DELEGATED BY COLLECTION
               AGENT

                                   EXHIBIT I

                                  DEFINITIONS

          As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Account" means with respect to any Obligor, any type of charge
           -------
account under or pursuant to which such Obligor is permitted to make purchases of inventory, goods, insurance and/or services or leases goods or inventory, in any such case on credit. Such term shall include, without limitation, a revolving credit account.

          "Acquisition Amount" means, on the date of any purchase from FALCON of
           ------------------
Receivable Interests pursuant to Section 2.1,



             [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]




          "Adjusted Liquidity Price" means, in determining the FALCON Transfer
           ------------------------
Price for any Receivable Interest, an amount equal to


             [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]



where:

     RI   =     the undivided percentage interest evidenced by such Receivable
                 Interest.

     DC   =     the Deemed Collections.

     NDR  =     the Outstanding Balance of all non-Defaulted Receivables.

Each of the foregoing shall be determined from the most recent Monthly Report received from the Collection Agent.

          "Adverse Claim" means a lien, security interest, charge or
           -------------
encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

          "Affiliate" means any Person directly or indirectly controlling,
           ---------
controlled by, or under direct or indirect common control with, another Person or any Subsidiary of such other

Person. Solely for purposes of the definition herein of "Eligible Receivable", a Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

          "Agent" means First Chicago in its capacity as agent for the
           -----
Purchasers pursuant to Article IX, and not in its individual capacity as an Investor, and any successor Agent appointed pursuant to Article IX.

          "Aggregate Unpaids" means, at any time, an amount equal to the sum of
           -----------------
all accrued and unpaid Discount, Capital and all other amounts owed (whether due or accrued) hereunder or under the Fee Letter to the Agent and the Purchasers at such time.

          "Agreement" means this Amended and Restated Receivables Purchase
           ---------
Agreement, as it may be amended or modified and in effect from time to time.

          "Base Rate" means a rate per annum equal to the corporate base rate,
           ---------
prime rate or base rate of interest, as applicable, announced by the Reference Bank from time to time, changing when and as such rate changes.

          "Business Day" means any day on which banks are not authorized or
           ------------
required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

          "Capital" of any Receivable Interest means, at any time, the Purchase
           -------
Price of such Receivable Interest (and after giving effect to any adjustments contemplated in Section 1.5), minus the sum of the aggregate amount of Collections and other payments received by the Agent which in each case are applied to reduce such Capital; provided that such Capital shall be restored in the amount of any Collections or payments so received and applied if at any time the distribution of such Collections or payments are rescinded or must otherwise be returned for any reason.

          "Change of Control" means either (i) any change in ownership of any
           -----------------
class of stock or capital stock generally of The Bon-Ton Stores, Inc. which would result in a change or transfer in the power to control the election of a majority of the board of directors or in other indicia of majority voting control to persons or entities other than M. Thomas Grumbacher, his heirs or devisees, or any trusts of which any such Person serves as sole trustee now or hereafter established for any of his family members (Mr. Grumbacher, such heirs, devisees and trusts being collectively, the "Grumbacher Interests") or
(ii) a decrease in the Grumbacher Interests' right to vote at shareholders' meetings to an aggregate level less than 51%.

          "Charged-Off Receivable" means a Receivable:  (i) as to which the
           ----------------------
Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 7.1(c) (as if references to the Seller therein refer to such Obligor); (ii) as to which the Obligor thereof, if a natural person, is deceased, (iii) which, consistent with the Credit and Collection Policy, would be written off the Seller's books as uncollectible or (iv) which has been identified by the Seller as uncollectible.

          "Collection Account" means the Lock-Box Accounts, the Concentration
           ------------------
Accounts and any other account into which any Collections are initially collected or deposited (an "Initial Deposit Account") or into which Collections are initially concentrated following collection or deposit thereof in any Initial Deposit Account.

          "Collection Account Agreement" means (i) in the case of any actual or
           ----------------------------
proposed Lock-Box or Lock-Box Account, an agreement in substantially the form of the "Lock-Box Agreement" set forth in Exhibit V hereto and (ii) in the case of any actual or proposed Concentration Account, an agreement in substantially the form of the "Custodial Agreement" set forth in Exhibit V hereto.

          "Collection Agent" means at any time the Person (which may be the
           ----------------
Agent) then authorized pursuant to Article VI to service, administer and collect Receivables.

          "Collection Bank" means, at any time, any of the banks or other
           ---------------
financial institutions holding one or more Collection Accounts.

          "Collections" means, with respect to any Receivable, all cash
           -----------
collections and other cash proceeds in respect of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable and all amounts payable to the Purchasers by the Seller pursuant to
Section 1.8.

          "Commercial Paper" means promissory notes of FALCON issued by FALCON
           ----------------
in the commercial paper market.

          "Commitment" means, for each Investor, the commitment of such Investor
           ----------
to purchase its Pro Rata Share of Receivable Interests from (i) the Seller and
(ii) FALCON, such Pro Rata Share not to exceed, in the aggregate, the amount set forth opposite such Investor's name on the signature pages of this Agreement, as such amount may be modified in accordance with the terms hereof.

          "Concentration Account" means any of (i) the "Concentration Account"
           ---------------------
identified on Exhibit III hereto or (ii) any other deposit account established for the purpose of concentrating Collections received at the Lock-Box Account
(s) and directly at individual stores of the Originator and in respect of which the Seller shall have complied (or shall have caused the Originator to comply) with Sections 3.1 (j), 5.2 (b) and 5.2 (c) and the other terms and conditions of this Agreement.

          "Contingent Obligation" of a Person means any agreement, undertaking
           ---------------------
or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

          "Contract" means, with respect to any Receivable, any and all
           --------
instruments, agreements, leases, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable (including, without limitation, all invoices, standard agreements with regard to the Account under which such Receivable arises, and, to the extent they exist, credit slips and sales contracts).

          "CP Rate" means, the rate, requested by the Seller and agreed to by
           -------
FALCON, equivalent to the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper having a term equal to the relevant Tranche Period may be sold by any placement agent or commercial paper dealer reasonably selected by FALCON, as agreed between each such dealer or agent and FALCON; provided, however, that if the rate (or rates) as agreed between any
        --------  -------
such agent or dealer and FALCON is a discount rate (or rates), the "CP Rate" for such Tranche Period shall be the rate (or if more than one rate, the weighted average of the rates) resulting from FALCON's converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

          "Credit and Collection Policy" means the Originator's credit and
           ----------------------------
collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit VI hereto, as modified from time to time in accordance with this Agreement.

          "Deemed Collections" means the aggregate of all amounts owing to
           ------------------
FALCON pursuant to Sections 1.8 and 8.1.

          "Defaulted Receivable" means each Receivable arising from an Account
           --------------------
as to which any payment, or any portion thereof, remains unpaid for 150 or more days past the payment due date specified in the billing statement on which such amount first appeared as due and payable.

          "Delinquency Ratio" means, at any time, a percentage equal to (i) the
           -----------------
aggregate Outstanding Balance of all Receivables that were Delinquent Receivables at such time divided by (ii) the aggregate Outstanding Balance of all Receivables at such time.

          "Delinquent Receivable" means each Receivable arising from an Account
           ---------------------
as to which any payment, or any portion thereof, remains unpaid for more than 90 days past the payment due date specified in the billing statement on which such amount first appeared as due and payable.

          "Dilution Ratio" means, in respect of any fiscal month
           --------------


             [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]





          "Dilution Reserve" means, for any Receivable Interest
           ----------------

             [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]



          "Dilutions" means, at any time, the aggregate amount of reductions in
           ---------
the Outstanding Balances of the Receivables as a result of any setoff, discount, adjustment or otherwise, other than cash Collections on account of the Receivables. The term "Dilutions" shall not include the writing off of a Receivable in the ordinary course of business due to a failure on the part of the Obligor thereon to pay (or a discharge of such Obligor in any insolvency or bankruptcy proceeding) which failure is not related to any action or omission on the part of, or any claim against, the Seller, the Originator or any of their Affiliates.

          "Discount" means, for each Receivable Interest for any Tranche Period
           --------


                               DR  x  C  x   AD
                                            ----
                                            360


where:

     DR   =     the Discount Rate for such Receivable Interest for such Tranche
                Period;

     C    =     the Capital of such Receivable Interest during such Tranche
                Period; and

     AD   =     the actual number of days elapsed during such Tranche Period;

provided, that no provision of this Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and provided, further, that Discount for any Tranche Period
                    --------  -------
shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

          "Discount Rate" means, subject to Section 1.3(c), the LIBO Rate, the
           -------------
CP Rate or the Base Rate, as applicable.

          "Earlier Agreement" has the meaning assigned to that term in the
           -----------------
Preliminary Statements.

          "Early Collection Fee" means, for any Receivable Interest which has
           --------------------
its Capital reduced, or its Tranche Period terminated prior to the date on which it was originally scheduled to end, the excess, if any, of (i) the Discount that would have accrued during the remainder of the Tranche Period subsequent to the date of such reduction or termination on the Capital of such Receivable Interest if such reduction or termination had not occurred, over (ii) the sum of (a) to the extent all or a portion of such Capital is allocated to another Receivable Interest, the Discount actually accrued during such period on such Capital for the new Receivable Interest, and (b) to the extent such Capital is not allocated to another Receivable Interest, the income, if any, actually received during such period by the holder of such Receivable Interest from investing the portion of such Capital not so allocated.

          "Eligible Receivable" means, at any time, a Receivable:
           -------------------

          (i) the Obligor of which (a) is not an Affiliate of any of the parties hereto; and (b) is not a government or a governmental subdivision or agency,

          (ii) the Obligor of which is not the Obligor of any Defaulted Receivable or any Charged-Off Receivable,

          (iii) which is not a Defaulted Receivable or a Charged-Off Receivable,

          (iv) which is an account receivable representing all or part of the sales price of merchandise, insurance or services within the meaning of
     Section 3(c)(5) of the Investment Company Act of 1940, as amended,

          (v) which is an "account" or "general intangible" within the meaning of Section 9-106 of the UCC of all applicable jurisdictions,

          (vi) which is denominated and payable only in United States dollars in the United States,

          (vii) which, together with the related Contract, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable by the Seller against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense,

          (viii) which arises under a Contract which (A) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights and duties of the Seller or the Originator (or any other originator) under such Contract and (B) does not contain a confidentiality provision that purports to restrict the ability of any Purchaser to exercise its rights under this Agreement, including, without limitation, its right to review the Contract,

          (ix) which is not subject to any right of rescission, set-off, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the Obligor or any other Adverse Claim,

          (x) as to which the Originator (or, if other than The Bon-Ton Stores, Inc., the applicable originator) of such Receivable has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it,

          (xi) all right, title and interest to and in which has been validly transferred by the Originator to the Seller under and in accordance with the Transfer Agreement, and the Seller has good and marketable title thereto free and clear of any Adverse Claim.

          (xii) which has been posted to the applicable Account of the Obligor thereon,

          (xiii) (A) which does not arise from an Account which has been classified by the Seller, the Originator or the Collection Agent as being cancelled, counterfeit or fraudulent, and (B) if the card issued in connection with the related Account has been lost or stolen, the Obligor thereon has not asserted the occurrence of any unauthorized charges thereon,

          (xiv) which was created in compliance, and continues to be in compliance, in each case, in all material respects with all laws (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) applicable to the Seller and to the Originator (and, if other than the Originator, the originator in respect of such Receivable) and pursuant to a Contract which complies in all material respects with all such laws,

          (xv) which satisfies all applicable requirements of the Credit and Collection Policy, and

          (xvi) which (A) arises in the ordinary course of business of the Originator from an authorized use of an Account with the Originator in connection with the purchase of goods or services of goods by the applicable Obligor from the Originator, and (B) arises solely from the sale or the provision of goods or services to the related Obligor by the Originator, and not by any other Person (in whole or in part); provided
                                                                    --------
     that a Receivable
     that meets the criteria set forth in this definition but for this clause
     (xvi) shall nonetheless constitute an "Eligible Receivable" if:

               (x) such Receivable arises from the purchase of goods or services from a Person that is either (A) a wholly-owned Subsidiary of the Originator, (B) a Person that has been merged into the Originator or
          (C) a Person all or a substantial part of the assets in respect of which the applicable Obligor is part of the associated "customer base" have been acquired by the Originator,

               (y) such Receivable arises from the purchase of goods or services with the use of (A) an Account or (B) a charge account all the rights and obligations of the issuer in connection with which Account have been assigned to and assumed by the Originator, and

               (z) the outstanding Balance of such Receivable, together with the aggregate Outstanding Balance of all other Receivables that constitute Eligible Receivables by reason of this proviso does not exceed an amount equal to 25% of the Outstanding Balance of all Eligible Receivables at such time;

     provided, further, that any Receivable originated by Hess's Department
     --------
     Stores, Inc. (or originated by Citicorp Retail Services, Inc. in connection with any credit card program made available by it to Hess's Department Stores, Inc.) shall not be required to satisfy (or be included in any calculation) under clause (y) or (z) above.

          "ERISA " means the Employee Retirement Income Security Act of 1974, as
           ------
amended from time to time.

          "Excess Spread" means, for any fiscal month, a per annum rate equal to
           -------------
(i) the Portfolio Yield for such month, minus (ii) the weighted average Discount
                                        -----
Rate applicable to the Receivable Interests of the Purchasers during such month,

minus (iii) 2%, minus (iv) all fees and expenses (expressed as a percentage of
-----           -----
the Purchase Limit) then due and payable by the Seller to the Agent for its own account or for the account of any Purchaser and/or Investor.

          "Facility Account" means the Seller's Account No. 5256135 at First
           ----------------
Chicago.

          "Facility Termination Date" means the earliest of (i) January 26,
           -------------------------
2000, (ii) the date the Seller shall exercise its right to repurchase the outstanding Receivables Interests pursuant to Section 2.6 and (iii) any date following the occurrence, and during the continuance, of any Termination Event which the Required Investors declare to be the Facility Termination Date.

          "FALCON Residual" means the sum of the FALCON Transfer Price
           ---------------
Reductions.

          "FALCON Transfer Price" means, with respect to the assignment by
           ---------------------
FALCON of one or more Receivable Interests to the Agent for the benefit of the Investors pursuant to Section 2.1, the sum of (i) the lesser of (a) the aggregate Capital of such Receivable Interests and (b) the aggregate Adjusted Liquidity Price of such Receivable Interests and (ii) all accrued and unpaid Discount for such Receivable Interests.

          "FALCON Transfer Price Reduction" means in connection with the
           -------------------------------
assignment of a Receivable Interest by FALCON to the Agent for the benefit of the Investors, the positive difference, if any, between (i) the Capital of such Receivable Interest and (ii) the Adjusted Liquidity Price for such Receivable Interest.

          "Federal Funds Effective Rate" means, for any period, fluctuating
           ----------------------------
interest rate per annum equal for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Governments Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:30 a.m. (Chicago time) for such day on such transactions received by the Reference Bank from three federal funds brokers of recognized standing selected by it.

          "Fee Letter" means that certain letter agreement dated as of January
           ----------
27, 1995 between the Seller and the Agent, as the same may be amended or modified and in effect from time to time.

          "Finance Charges" means, with respect to a Contract, any finance,
           ---------------
interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

          "First Chicago" means The First National Bank of Chicago in its
           -------------
individual capacity and its successors.

          "Fiscal" means, in reference to any period, such fiscal period of The
           ------
Bon-Ton Stores, Inc.

          "Funding Agreement" means this Agreement and any agreement or
           -----------------
instrument executed by any Funding Source with or for the benefit of FALCON.

          "Funding Source" means (i) any Investor or (ii) any insurance company,
           --------------
bank or other financial institution providing liquidity, credit enhancement or back-up purchase support or facilities to FALCON.

          "GP, Inc." means BTRGP, Inc., a ______________ corporation.
           -------

          "Incremental Purchase" means a purchase of one or more Receivable
           --------------------
Interests which increases the total outstanding Capital hereunder.

          "Indebtedness" of a Person means such Person's (i) obligations for
           ------------
borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and
(viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

          "In-Store Collections" means any cash, instruments or other payment
           --------------------
items remitted by any Obligor toward payment of any Receivable at any store location of the Originator.

          "Intended Characterization" means, for income tax purposes, the
           -------------------------
characterization of the acquisition by the Purchasers of Receivable Interests as a loan or loans by the Purchasers to the Seller secured by the Receivables, the Related Security and the Collections.

          "Investors" means the financial institutions listed on the signature
           ---------
pages of this Agreement under the heading "Investors" and their respective successors and assigns.

          "LIBO Rate" means the rate per annum equal to the sum of (i) (a) the
           ---------
rate at which deposits in U.S. Dollars are offered by the Reference Bank to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the relevant Tranche Period, such deposits being in the approximate amount of the Capital of the Receivable Interest to be funded or maintained, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Tranche Period plus (ii) [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] per annum. The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

          "Liquidation Day" means, for any Receivable Interest, the earliest to
           ---------------
occur of (i) any Business Day so designated by the Agent on or at any time following any day on which the conditions precedent set forth in Section 4.2 are not satisfied, (ii) any Business Day so designated by the Seller or FALCON after the occurrence of a Termination Event and (iii) the Business Day immediately prior to the occurrence of a Termination Event set forth in Section 7.1(c).

          "Liquidity Termination Date" means January 26, 2000.
           --------------------------

          "Lock-Box" means any of (i) the "Lock-Box" identified on Exhibit III
           --------
hereto or (ii) any other lock-box established for the purpose of receiving and processing Collections remitted by mail and in respect of which the Seller shall have complied (or shall have caused the

Originator to comply) with Sections 3.1(j), 5.2(b) and 5.2(c) and the other terms and conditions of this Agreement.

          "Lock-Box Account" means any of (i) the "Lock-Box Account" identified
           ----------------
on Exhibit III hereto or (ii) any other lock-box account established for the purpose of receiving and processing Collections remitted to the Lock-Boxes and in respect of which the Seller shall have complied (or shall have caused the Originator to comply) with Sections 3.1(j), 5.2(b) and 5.2(c) and the other terms and conditions of this Agreement.

          "Loss Percentage" means, at any time, the greater of [REDACTED DUE TO
           ---------------

REQUEST FOR CONFIDENTIAL TREATMENT]







          "Loss Reserve" means, for any Receivable Interest on any date, an
           ------------
amount equal to the Loss Percentage multiplied by the Capital of such Receivable Interest as of the close of business of the Collection Agent on such date.

          "Loss-to-Liquidation Ratio" means, as of the last day of any fiscal
           -------------------------
month, a percentage equal to (i) the amount of Charged-Off Receivables which became Charged-Off Receivables during such month, divided by (ii) the aggregate amount of Collections during such month.

          "Material Adverse Effect" means a material adverse effect on (i) the
           -----------------------
financial condition or operations of the Seller or the Originator, (ii) the ability of the Seller to perform its obligations under this Agreement, (iii) the legality, validity or enforceability of this Agreement or any Collection Notice relating to a Collection Account into which a material portion of Collections are deposited, (iv) any Purchaser's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

          "Merger" means the merger of TBTR Corp. with and into TBTR
           ------
Partnership.

          "Monthly Report" means a report, in substantially the form of Exhibit
           --------------
VIII hereto (appropriately completed), furnished by the Collection Agent to the Agent pursuant to Section 6.5.

          "Net Receivables Balance" means, at any time, (i) the outstanding
           -----------------------
Balance of Eligible Receivables at such time, reduced by (ii) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of all Obligors that are natural persons not resident in the United States exceeds an amount equal to the product of (A) 1% and (B) an amount equal to the average of the Outstanding Balance of Eligible Receivables at the end of the two most recently ended fiscal months.

          "Obligor" means a Person obligated to make payments pursuant to a
           -------
Contract.

          "Originator" means The Bon-Ton Stores, Inc., a Pennsylvania
           ----------
corporation.

          "Outstanding Balance" of any Receivable at any time means the then
           -------------------
outstanding principal balance thereof.

          "Person" means an individual, partnership, corporation (including a
           ------
business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Portfolio Yield" means for any period, a fraction expressed as a
           ---------------
percentage, the numerator of which is Finance Charges income for such period, and the denominator of which is the average Outstanding Balance of Receivables for such period.

          "Potential Termination Event" means an event which, with the passage
           ---------------------------
of time or the giving of notice, or both, would constitute a Termination Event.

          "Pro Rata Share" means, for each Investor, the Commitment of such
           --------------
Investor divided by the Purchase Limit, adjusted as necessary to give affect to the application of the terms of Section 2.5.

          "Purchase Limit" means the aggregate of the Commitments of the
           --------------
Investors hereunder, as reduced from time to time in accordance with the terms of this Agreement.

          "Purchase Price" means, with respect to any Incremental Purchase of a
           --------------
Receivable Interest, the amount paid to the Seller for such Receivable Interest.

          "Purchaser" means FALCON or an Investor, as applicable.
           ---------

          "Receivable" means the indebtedness and other obligations owed to the
           ----------
Seller (without giving effect to any transfer or conveyance hereunder) whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale or lease of goods or the rendering of services under, with the use of or otherwise in connection with an Account and includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction.

          "Receivable Interest" means, at any time, an undivided percentage
           -------------------
ownership interest associated with a designated amount of Capital, Discount Rate and Tranche Period selected pursuant to Section 1.3 in (i) all Receivables arising prior to the time of the most recent computation or recomputation of such undivided interest pursuant to Section 1.4, (ii) all Related Security with respect to such Receivables, and (iii) all Collections with respect to, and other proceeds of, such Receivables. The "percentage applicable" to each Receivables Interest shall mean the following ratio (expressed as a percentage):



[REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]



where:


    C     =     the Capital of such Receivable Interest.

    LR    =     the Loss Reserve.

    DLR   =     the Dilution Reserve.

    NRB   =     the Net Receivables Balance.

          "Records" means, with respect to any Receivable, all Contracts and
           -------
other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

          "Reduction Percentage" means, for any Receivable Interest acquired by
           --------------------
the Investors from FALCON [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]





          "Reference Bank" means First Chicago or such other Bank as the Agent
           --------------
shall designate with the consent of the Seller.

          "Regulatory Change" means the adoption of any applicable law, rule or
           -----------------
regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency.

          "Required Investors" means, at any time, Investors with Commitments in
           ------------------
excess of 66-2/3% of the Purchase Limit.

          "Related Security" means, with respect to any Receivable:
           ----------------

          (i) all of the Seller's interest in the inventory and goods (including returned or repossessed inventory and goods), if any, the sale or lease of which gave rise to such Receivable, and all insurance contracts with respect thereto,

          (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable,

          (iii) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

          (iv) all of the Seller's right, title and interest in, to and under the Transfer Agreement,

          (v) all service contracts and other contracts and agreements associated with such Receivables,

          (vi)  all Records related to such Receivables, and

          (vii) all proceeds of any of the foregoing.

          "Reserve Requirement" means the maximum aggregate reserve requirement
           -------------------
(including all basic, supplemental, marginal and other reserves) which is imposed against the Reference Bank in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Section" means a numbered section of this Agreement, unless another
           -------
document is specifically referenced.

          "Seller" means (i) at all times prior to giving effect to the Merger,
           ------
TBTR Corp., and (ii) from and after giving effect to the Merger, TBTR
Partnership.

          "Subsidiary" of a Person means (i) any corporation more than 50% of
           ----------
the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Seller.

          "TBTR Corp." means The Bon-Ton Receivables Corp., a Delaware
           ----------
corporation.

          "TBTR Partnership" means-The Bon-Ton Receivables Partnership, L.P., a
           ----------------
Pennsylvania limited partnership.

          "Termination Date" means, for any Receivable Interest, the Facility
           ----------------
Termination Date, and, solely with respect to a Receivable Interest of FALCON, that Business Day so designated by the Seller or FALCON by notice to the other.

          "Termination Event" has the meaning specified  in Article VII.
           -----------------

          "Tranche Period" means, with respect to any Receivable Interest:
           --------------

          (a) if Discount for such Receivable Interest is calculated with respect to the CP Rate, a period of days not to exceed 270 days commencing on a Business Day requested by the Seller and agreed to by FALCON;

          (b) if Discount for such Receivable Interest is calculated on the basis of the LIBO Rate, a period of one, two or three months, or such other period as may be mutually agreeable to the Agent and the Seller, commencing on a Business Day selected by the Seller or the Agent pursuant to this Agreement. Such Tranche Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; and

          (c) if Discount for such Receivable Interest is calculated on the basis of the Base Rate, a period of days not to exceed 30 days commencing on a Business Day selected by the Seller.

If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, provided, however,
                                                              --------
that in the case of Tranche Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period for any Receivable Interest of which commences before the Termination Date and would otherwise end on a date occurring after the Termination Date, such Tranche Period shall end on the Termination Date. The duration of each Tranche Period in respect of any Receivable Interest which commences after the Liquidation Day for such Receivable Interest shall be of such duration as selected by the Agent.

          "Transaction Documents" means, collectively, this Agreement, the
           ---------------------
Transfer Agreement, the Fee Letter, each Collection Notice and all other instruments, documents and agreements executed and delivered by the Seller in connection with the transactions contemplated by any of the foregoing.

          "Transfer Agreement" means that certain Transfer Agreement of even
           ------------------
date herewith between the Seller and the Originator, as the same may be amended, restated, supplemented or otherwise modified from time to time.

          "UCC" means the Uniform Commercial Code as from time to time in effect
           ---
in the specified jurisdiction.

          All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9.